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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174879

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 18, 2012)

35,000,000 Shares
Magnum Hunter Resources Corporation
Common Stock

        We are offering 35,000,000 shares of our common stock.

        Our common stock is listed on the New York Stock Exchange or NYSE under the symbol "MHR." The last reported sale price of our common stock on the NYSE was $4.81 per share on May 10, 2012.

        Investing in our common stock involves risks. Risks associated with any investment in our common stock are described in "Risk Factors" beginning on page S-21 of this prospectus supplement and in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$4.50	$0.252	$4.248
Total	$157,500,000	$8,820,000	$148,680,000

        We have granted the underwriters an option for a period of 30 days to purchase up to an additional 5,250,000 shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Delivery of the shares of common stock is expected to be made on or about May 16, 2012.

Joint Global Coordinators and Joint Book-Running Managers

Credit Suisse	Citigroup

Joint Book-Runners

BMO Capital Markets	Deutsche Bank Securities	Goldman, Sachs & Co.
RBC Capital Markets	SunTrust Robinson Humphrey	UBS Investment Bank

Senior Co-Managers

Canaccord Genuity	Capital One Southcoast	KeyBanc Capital Markets	Simmons & Company International	Stephens Inc.	Wunderlich Securities

Co-Managers

ABN AMRO	Caris & Company	MLV & Co.	Pritchard Capital Partners

The date of this prospectus supplement is May 11, 2012.

S-i

        This prospectus supplement and the accompanying prospectus, including the exhibits and the documents incorporated herein by reference, can be accessed on the Securities and Exchange Commission's website at www.sec.gov or at the Securities and Exchange Commission's offices described under the heading "Where You Can Find More Information."

Industry and Market Data

        In this prospectus supplement or the documents incorporated by reference herein, we rely on and refer to information regarding our industry and market position from various sources, including reports of governmental agencies, industry publications and surveys, market researches and other publicly available information. These sources of information are not affiliated with us and are not aware of and have not consented to being named in this prospectus supplement or the accompanying prospectus. In addition, in many cases we have made statements in this prospectus supplement and the accompanying prospectus regarding our industry and our position in the industry based on our experience in the industry, our internal research, and our own evaluation of market conditions.

        Although we believe that our internal research and these independent sources are reliable, we have not sought to verify independently such information. Accordingly, we cannot assure you that such information is accurate.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (registration no. 333-174879) with the Securities and Exchange Commission (the "SEC") on January 13, 2012, as part of a "shelf" registration process. Under the shelf registration process, we may offer to sell debt securities, common stock, preferred stock, depositary shares, warrants and guarantees of debt securities, from time to time, in one or more offerings, up to a total dollar amount of $500,000,000. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters, including any free writing prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under "Where You Can Find More Information."

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "Magnum Hunter," the "Company," "we," "us," and "our" or similar references refer to Magnum Hunter Resources Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "intend," "estimate," "anticipate," "believe," "project," "pursue," "plan" or "continue" or the negative thereof or variations thereon or similar terminology.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause our actual results, performance or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following:

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  adverse economic conditions in the United States and globally;

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  difficult and adverse conditions in the domestic and global capital and credit markets;

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  changes in domestic and global demand for oil and natural gas;

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  volatility in the prices we receive for our oil and natural gas;

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  the effects of government regulation, permitting and other legal requirements;

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  future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities;

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  uncertainties about the estimates of our oil and natural gas reserves;

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  our ability to increase our production and oil and natural gas income through exploration and development;

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  our use of geoscientific, petrophysical and engineering analyses to evaluate drilling prospects;

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  our ability to successfully apply horizontal drilling techniques;

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  the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing;

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  the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

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  drilling and operating risks;

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  the availability of equipment, such as drilling rigs and gathering and transportation pipelines;

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  changes in our drilling plans and related budgets;

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  regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations;

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  the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity;

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  the risks described under the heading "Risk Factors"; and

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  the other risks detailed from time to time in filings we make with the SEC.

        With respect to our recent and proposed acquisitions, factors, risks and uncertainties that may cause actual results, performance or achievements to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected benefits of the transactions; negative effects of announcement or consummation of the transactions on the market price of our common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies following the transactions; and other factors.

        Most of these risk factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements which speak only as of the date on which they are made. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully review the cautionary statements contained in this prospectus supplement, particularly the section "Risk Factors," and the documents we incorporate by reference in this prospectus supplement.

NON-GAAP FINANCIAL MEASURES

        We refer to the terms EBITDAX and PV-10 in this prospectus supplement and accompanying prospectus and in the documents that we incorporate by reference. EBITDAX represents net income before interest expense, income taxes (when applicable), depreciation, depletion, amortization and accretion and non-cash compensation expense. This is a supplemental financial measure that is not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which is a component of EBITDAX. Our computations of EBITDAX may not be comparable to similarly-titled measures of other companies. We believe that EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet future debt service requirements, if any.

        PV-10 is the present value of the estimated future cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their "present value". We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

        The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of "non-GAAP financial measures," such as EBITDAX, ratios related thereto and PV-10. These measures are derived on the basis of methodologies other than in accordance with GAAP. These rules govern the manner in which non-GAAP financial measures are publicly presented and require, among other things:

  •
  a presentation with equal or greater prominence of the most comparable financial measure or measures calculated and presented in accordance with GAAP; and

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  a statement disclosing the purposes for which the company's management uses the non-GAAP financial measure.

The rules prohibit, among other things:

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  the exclusion of charges or liabilities that require, or will require, cash settlement or would have required cash settlement, absent an ability to settle in another manner, from a non-GAAP liquidity measure; and

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  the adjustment of a non-GAAP performance measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two years.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us, including the information contained under the heading "Risk Factors" in this prospectus supplement beginning on page S-21 and the financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

        We are an independent oil and gas company engaged in the exploration for and the exploitation, acquisition, development and production of crude oil, natural gas and natural gas liquids in the United States and Canada. We are presently active in three of the most prolific unconventional shale resource plays in North America, namely the Eagle Ford Shale in south Texas, the Williston Basin/Bakken Shale in North Dakota, and the Marcellus Shale and Utica Shale in West Virginia and Ohio. Our business strategy is to exploit our inventory of lower risk, liquids-weighted drilling locations and acquire long-lived proved reserves and undeveloped leases with significant exploitation and development opportunities primarily located in close proximity to our core existing areas of operation. Since the current management team assumed leadership of the Company in May 2009 and completely refocused our business strategy, we have substantially increased our assets and production base through a combination of acquisitions, joint ventures and ongoing development drilling efforts. We believe the increased scale in all our core resource plays allows for ongoing cost recovery and production efficiencies as we exploit our inventory. We are focused on the further development and exploitation of our asset base, the acquisition of additional operated properties in our core operating regions, and selective expansion of our midstream operations.

        Our oil and natural gas reserves and operations are primarily concentrated in North Dakota, Texas, Ohio, West Virginia, and Kentucky and in Saskatchewan, Canada. We are also engaged in midstream operations involving the gathering of natural gas through our ownership and operation of a gas gathering system in West Virginia and Ohio, referred to as our Eureka Hunter System. Our midstream operations are conducted through our majority owned subsidiary Eureka Hunter Holdings, LLC ("Eureka Holdings"). Our Eureka Hunter System is financed independently through separate credit facilities on a non-recourse basis to Magnum Hunter.

Baytex Acquisition:

  •
  On April 18, 2012, we entered into an agreement with Baytex Energy USA Ltd. to acquire their interest in certain Williston Basin properties (the "Baytex Acquisition"). We currently own a non-operated position in such properties. We are acquiring an approximate 37% working interest bringing our total interest in these properties to approximately 47% after the acquisition. The Baytex Acquisition will add approximately 8.7 mmboe of proved reserves, approximately 1,295 boepd of production and approximately 50,414 net acres to our asset base. See "Summary—Recent Developments—Baytex Acquisition."

        On a pro forma basis after giving effect to the completion of the Baytex Acquisition (and except as otherwise indicated), we had:

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  Approximately 59.3 mmboe of estimated proved reserves as of March 31, 2012, of which approximately 59% was oil and natural gas liquids and approximately 45% was classified as proved developed reserves. By comparison, our pre-Baytex Acquisition estimated proved reserves at December 31, 2011, were approximately 44.9 mmboe, of which approximately 48% was oil and natural gas liquids and approximately 54% was classified as proved developed reserves.

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  Proved reserves, at March 31, 2012, with a PV-10 value of $946.2 million. This compares to our pre-Baytex Acquisition proved reserves at December 31, 2011, with a PV-10 value of $616.9 million.

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  Average daily production volumes for the three months ended March 31, 2012, were 12,624 boepd, which represent a 380% increase and 38% increase from those volumes for the first quarter and fourth quarter of 2011, respectively. On a pro forma basis after giving effect to the completion of the Baytex Acquisition and Eagle Operating Acquisition (See "Summary—Recent Developments"), our average daily production volumes for the three months ended March 31, 2012 were approximately 13,700 boepd. Current pro forma production is approximately 14,500 boepd.

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  Based on our proved reserves at March 31, 2012, and our pro forma average daily production for the first quarter of 2012, our total proved reserve to production ratio was 11.9 years.

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  As of March 31, 2012, on a pro forma basis, we had over approximately 660,000 net acres, with approximately 275,000 net acres in our core resource areas, including approximately 24,000 net acres in the Eagle Ford Shale, approximately 125,000 net acres in the Williston Basin (Bakken Shale/Three Forks/Sanish formations), approximately 58,500 net acres in the Marcellus Shale, and approximately 60,000 net acres in the Utica Shale (a portion of which acreage overlaps our Marcellus Shale acreage).

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  As of March 31, 2012, on a pro forma basis, we had approximately 4,154 gross and approximately 1,741 net identified drilling locations in our core areas.

        The following table provides more detailed summary information regarding the assets and operations located in each of our core areas as of March 31, 2012:

Pro Forma Summary of Acreage, Proved Reserves and Wells

SEC Case Reserve Summary

	At March 31, 2012
Area	Proved Reserves(a)	PV-10(b)(c)	% Oil/Liquids	% PD	Identified Drilling Locations (Gross/Net)	Net Acreage
	(mmboe)	(Millions)
Eagle Ford Shale	8.2	$173.5	90%	27%	315/143	24,000
Appalachian Basin	30.5	292.6	27%	57%	790/774	461,289
Williston Basin
U.S.	8.6	205.4	98%	46%	2,927/383	52,870
Canada	3.3	124.2	93%	57%	122/116	79,059

Total	50.6	$795.6	53%	50%	4,154/1,416	617,218

Baytex Acquisition	8.7	150.6	93%	16%	0/325	50,414

Total with Baytex Acquisition	59.3	$946.2	59%	45%	4,154/1,741	667,632

(a)
Mmboe is defined as one million barrels of oil equivalent determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

(b)
The prices used to calculate this measure were $98.15 per barrel of oil and $3.71 per mmbtu of natural gas. The prices represent the average prices per barrel of oil and per mmbtu of natural gas at the beginning of each month in the 12-month period prior to the end of the reporting period. These prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate our reserves at this date.

(c)
The standardized measure for our proved reserves at March 31, 2012 was $598 million. See "Summary—Non-GAAP Measures; Reconciliations" for a definition of pre-tax PV-10 and a reconciliation of our standardized measure to our pre-tax PV-10 value.

Core Operating Areas

        Our core operating areas are located in three of the most prolific unconventional shale resource plays in North America: the Eagle Ford Shale, the Williston Basin/Bakken Shale and the Marcellus Shale and Utica Shale.

        Eagle Ford Shale.    We made our initial entry into the oil window of the Eagle Ford Shale in Gonzales and Lavaca counties in South Texas in October 2009 with our acquisition of Sharon Resources, Inc. We subsequently expanded our position in this prolific area through additional leasing activities and our entry into two joint ventures. As of March 31, 2012, we had drilled 21 gross (11.1 net) productive wells on Eagle Ford properties, and we operated 14 of these wells. As of May 1, 2012, our most recent six operated wells have produced average IP 24 rates of approximately 1,688 boepd. These wells generate an internal rate of return in excess of 60%. We intend to spend approximately $130 million in 2012 on drilling and completing 28 gross (14 net) wells in our Eagle Ford acreage in 2012.

        Williston Basin/Bakken/Three Forks Sanish Shales.    We substantially expanded our presence in the Bakken Shale through the Eagle Operating Acquisition in March 2012 and the acquisition of Nuloch Resources, Inc. in May 2011. We established the Company as an operator in North Dakota with the acquisition of the Eagle Operating, Inc. properties in March 2012. Upon consummation of the Baytex Acquisition, we will further increase our Williston Basin presence. As of March 31, 2012, our Williston Basin properties included, on a pro forma basis, approximately 360,000 gross (125,000 net) acres and approximately 339 gross (212.3 net) productive wells. Our recent drilling results particularly in our Tableland operated field in Saskatchewan (the "Tableland Field"), have shown consistently improved results. The implementation of our re-designed fracture stimulation technique in this area has substantially increased initial well productivity. As of May 1, 2012, in the Williston Basin our most recent 16 wells have generated approximately 852 boepd and 501 boepd average IP 24 and IP 30 day rates, respectively. As of May 1, 2012, in the Tableland Field, our most recent seven wells have generated approximately 560 boepd average IP 24 rates, which is approximately 100% above the historical averages prior to implementation of the new completion techniques. We have allocated approximately $170 million in capital expenditures for our Williston Basin acreage including $70 million to drill 20 (gross) and 20 (net) wells in the Tableland Field and $100 million to drill 60 (gross) and 14 (net) wells in our North Dakota area.

        Appalachia/Marcellus/Utica Shales.    Our Appalachian Basin operations are focused on development in the Marcellus and Utica Shales underlying West Virginia and Ohio, and to a lesser extent, in Southern Appalachia focused on the Weir and Huron formations. After entering the Appalachian Basin in February 2010 with our acquisition of substantially all the assets of Triad Energy Corporation, we subsequently expanded our operations in the area through various acquisitions, including (i) our acquisition of NGAS Resources, Inc. establishing our position in Southern Appalachia, (ii) the expansion of our Marcellus acreage position through the acquisition of assets of PostRock Energy Corporation and Windsor Marcellus LLC in 2011, and (iii) the expansion of our position in the Utica Shale with the acquisition of approximately 12,000 net acres in Noble County, Ohio. As of March 31, 2012, we had approximately 530,000 gross (460,000 net) areas in the Appalachian region with approximately 58,500 net acres in the Marcellus Shale and approximately 60,000 net acres in the Utica Shale, much of which overlaps the Marcellus Shale. These properties included approximately 3,113 gross (2,257 net) productive wells at March 31, 2012, of which we operated approximately 88%. As of May 1, 2012, our most recent 8 wells targeting the Marcellus Shale have generated approximately 9,500 mcfepd and 6,000 mcfepd average IP 24 and IP 30 day rates, respectively. Even at current gas prices, our Marcellus wells generate an internal rate of return of approximately 30% (assuming natural gas processing). However, given the current level of commodity prices, delays in the completion of natural gas processing facilities, and the higher returns available in our other core areas, we have reduced our capital budget for Appalachia to $25 million for 2012.

Expansion of 2012 Capital Budget

        Upon closing the Baytex Acquisition, we anticipate increasing our capital budget for fiscal year 2012 for our upstream operations from approximately $150 million to $325 million. We intend to maintain our 2012 capital budget for our midstream operations at approximately $50 million, which are funded through separate Eureka Hunter credit facilities. As a result of our expanded capital budget, the Baytex Acquisition, and improving well results, we expect to exit 2012 with a production rate of approximately 18,000 boepd of which approximately 65% will be oil and liquids. The following table summarizes our preliminary estimated capital expenditures for 2012.

2012 Capital Budget for the Year Ending December 31, 2012
(In thousands)
Upstream Operations
Williston Basin drilling	$170,000
Eagle Ford Shale drilling	130,000
Appalachian Basin drilling	25,000

Total Upstream Operations Capital Expenditures	$325,000

Midstream Operations—Eureka Hunter System(1)	50,000

Total Capital Expenditures	$375,000

(1)
Funded through separate Eureka Hunter credit facilities.

        Because of the volatility of commodity prices and the risks involved in our industry, we believe in remaining flexible in our capital budgeting process. When appropriate, we may defer existing capital projects to pursue an attractive acquisition opportunity or reallocate capital to projects we believe can generate higher rates of return on capital employed or to increase financial flexibility. We also believe in maintaining a strong balance sheet and using commodity price hedging to mitigate risk. This allows us to be more opportunistic in a lower commodity price environment as well as providing more consistent financial results in the long-term.

Business Strategy

        Our business strategy is to create significant value for our stakeholders by growing reserves, production volumes and cash flow at an attractive rate of return through a combination of efficient development of our properties and strategic acquisitions. Key elements of our business strategy include:

        Focus on Substantial Inventory in Core Unconventional Resource Plays—We intend to continue to focus on the development and expansion of our core areas of operation in the Eagle Ford Shale in south Texas, the Williston Basin/Bakken Shale in North Dakota and Saskatchewan, Canada, and the Marcellus Shale and Utica Shale in West Virginia and Ohio. As of March 31, 2012, on a pro forma basis, we had over 550,000 gross acres (275,000 net acres) and approximately 4,154 identified gross (1,741 net) drilling locations in these core areas. With recent improvements in drilling and completion technologies over the past five years, the development of unconventional resources in these areas has become highly economic. We believe that these areas represent the potential for the best return on invested capital for the Company.

        Focus on Development and Acquisition of Oil and Liquids Rich Resources—We plan to focus our development and acquisition efforts primarily on oil and liquids rich projects, including (i) oil reserves in the Williston Basin (Bakken Shale/Three Forks/Sanish formations), (ii) oil reserves in the oil window of the Eagle Ford Shale in south Texas and (iii) liquids rich gas (greater than 1,250 btus) in the Marcellus Shale area of northwest West Virginia and the Utica Shale area of southeastern Ohio.

        Utilize Expertise in Unconventional Resource Plays to Improve Rates of Return—We use state of the art drilling, completion and production technologies, allowing us the best opportunity for cost-effective drilling, completion and production success. Our technical team regularly reviews the most current technologies and applies them to our reserve base for the effective development of our project inventory. As a result of our improving drilling and completion techniques, our drilling and completion results in our core unconventional resource plays have dramatically improved, resulting in substantially better initial production, or IP, rates, estimated ultimate recoveries and, ultimately, rates of return on capital. Additionally, our focus on increasing and concentrating our acreage provides the opportunity to capture economies of scale, such as pad drilling, and reduce rig mobilization time and cost.

        Allocate Capital Expenditures to Projects With Highest Rates of Return—Our large and diverse inventory of highly economic properties allows management to allocate capital to areas and projects with the highest potential rates of return. For 2012, we have allocated approximately 92% of upstream capital expenditures to oil and natural gas liquids related projects due to their higher relative rates of return in the current commodity price environment.

        Evaluate and Pursue Strategic Acquisitions in Core Areas—We intend to continue to opportunistically evaluate potential acquisitions of additional acreage and reserves in our core areas. In the past year, we have significantly expanded our positions in the Williston Basin, Marcellus Shale, Eagle Ford Shale and southern Appalachian Basin through several acquisitions. The Baytex Acquisition will further increase our holdings in the Williston Basin. We believe that our acquisition and operational track record, as well as our extensive industry relationships, will provide for continued growth opportunities through strategic acquisitions in our core areas.

        Focus on Properties With Operating Control—We believe that operatorship provides us with the ability to maximize the value of our assets, including control of the timing of drilling expenditures, greater control of operational costs and the ability to efficiently increase production volumes. During the past three years, we have significantly increased the number of wells that we operate and control. As of December 31, 2011, we operated approximately 74% of our proved reserves. Approximately 58% of our expanded 2012 capital expenditure budget relates to our operated properties.

        Maintain Strong Financial Position and Flexibility—We utilize what we consider to be appropriate amounts of debt and equity to maintain manageable leverage ratios while at the same time maximizing liquidity and providing above average returns on capital. We seek to manage leverage while minimizing dilution through the timely and strategic issuance of nonconvertible preferred stock and common stock. We are committed to maintaining a strong balance sheet with liquidity to meet our capital programs. As of March 31, 2012, on a pro forma basis for the Baytex Acquisition (described below), the sale of our common stock in this offering, and the concurrent offering of our senior notes (described below) and the application of the proceeds therefrom as described under "Use of Proceeds," we would have had total liquidity of approximately $208.9 million, including cash, and approximately $177.4 million of borrowing capacity available under the MHR Senior Revolving Credit Facility. We expect to maintain an active rolling hedging program to provide stability and predictability to our cash flow stream. We believe that our expected operating cash flows, borrowing capacity under our MHR Senior Revolving Credit Facility, and cash on hand will provide us with the financial flexibility to pursue our long-term business objectives.

Our Competitive Strengths

        We believe we have the following competitive strengths that will support our efforts to successfully execute our business strategy:

        Diversified Long-Lived Asset Base with Substantial Oil and Liquids Reserves —As of March 31, 2012 on a pro forma basis, we owned interests in approximately 3,495 gross (2,484.3 net) productive wells across approximately 1,000,000 gross (660,000 net) leasehold acres, a substantial portion of which is in our three core focus areas. We believe this geographic mix of properties and drilling opportunities, combined with timely development and acquisition of properties in our core resource areas, presents us with a variety of highly economic growth opportunities. Based on our pro forma proved reserves at March 31, 2012 of 59.3 mmboe, and our pro forma average daily production for the first quarter of 2012 of 13,700 boepd, our total proved reserves to production ratio was 11.9 years. As of March 31, 2012, on a pro forma basis, approximately 59% and 40% of our proved reserves and production, respectively, were oil and natural gas liquids. We expect to increase our oil and natural gas liquids reserves over time through our focused drilling program in the core areas described in this offering memorandum.

        Large, Multi-year Drilling Inventory Targeting Oil and Liquids—As of March 31, 2012, on a pro forma basis, we had over approximately 275,000 net acres in our core resource areas and an inventory of approximately 1,741 net drilling locations across our core areas. Our inventory includes 824 net locations in the Williston Basin, 143 net locations in the Eagle Ford Shale and 290 net locations in the Marcellus Shale. Of the total locations, only approximately 12% are currently booked as proved undeveloped reserves. We plan to drill 46 gross (34 net) operated wells during 2012, which represent approximately 1% of our drilling locations.

        Improving Results in Our Core Resource Areas—As a result of improved drilling and completion techniques, our IP rates and rates of return have been steadily increasing. Our average daily production volumes for the three months ended March 31, 2012 were 12,624 boepd, which represented a 380% increase over the same period in 2011. As of May 1, 2012, improvements in our IP-24 rates for wells operated by us include: (i) IP-24 rates for our most recently completed six operated wells in the Eagle Ford Shale have averaged in excess of approximately 1,688 boepd; (ii) IP-24 rates for our recently completed 16 wells in the Williston Basin have averaged in excess of approximately 852 boepd; (iii) IP-24 rates for our most recently completed eight operated wells in the Marcellus Shale have averaged in excess of approximately 9,680 mmcfpd; and (iv) IP-24 rates for our most recently completed seven operated wells in the Tableland Field formation have averaged in excess of 560 boepd.

        Operational Control Over Substantial Majority of Assets—We operate a substantial majority of our assets. As of March 31, 2012, on a pro forma basis after giving effect to the Baytex Acquisition, we operated approximately 84% of our producing wells and approximately 74% of our proved reserves. We will operate approximately 58% of our expanded 2012 capital budget. Consequently, we have substantial control over the timing, allocation and amount of a substantial portion of our planned 2012 capital expenditures, which allows us the flexibility to reallocate these expenditures depending on commodity prices, rates of return and prevailing industry conditions. We have continued to demonstrate increasingly robust drilling and completion results in our operated areas as we execute on our strategy.

        Experienced Management Team with Proven Operating and Acquisition History—Our senior management team, on average, has over 25 years of experience in the oil and gas industry and has extensive experience in managing, financing and operating public oil and gas companies. Magnum Hunter Resources, Inc., founded by Gary C. Evans, our chairman and chief executive officer, in 1985, achieved an average annual internal rate of return to shareholders of 38% during the 15 years it was publicly traded before it was sold to Cimarex Energy Corporation for $2.2 billion in 2005. Additionally, our management team has collectively completed over $30 billion in financing transactions and acquisitions in the oil and gas industry, and our personnel have extensive expertise in all key operational disciplines in our core unconventional resource plays.

Recent Developments

  Acquisition of Williston Basin Assets

        We plan to expand and have already expanded our Williston Basin acreage position through the following transactions by our wholly-owned subsidiaries, Bakken Hunter, LLC and Williston Hunter ND, LLC.

        Baytex Acquisition.    On April 18, 2012, our wholly-owned subsidiary, Bakken Hunter, LLC ("Bakken Hunter"), entered into a Purchase and Sale Agreement with Baytex Energy USA Ltd. ("Baytex"), an affiliate of Baytex Energy Corporation (the "Baytex Acquisition"). Bakken Hunter agreed to purchase all of Baytex's non-operated working interest (approximately 37%) in oil and gas properties and wells located in Divide and Burke Counties, North Dakota, within an area subject to the Operating Agreement dated January 1, 2010, among Samson Resources Company ("Samson"), as operator, Baytex and Williston Hunter U.S., as non-operator (collectively, the "Baytex Assets"). The purchase price for the Baytex Assets is $311 million in cash, subject to adjustment for certain customary items. After the closing, we will own up to an approximate 47% non-operated working interest in these properties. The consummation of this offering is not conditioned upon closing the Baytex Acquisition.

        Eagle Operating Acquisition.    On March 30, 2012, our wholly-owned subsidiary, Williston Hunter ND, LLC, completed its acquisition, effective April 1, 2011, from a privately-held company, Eagle Operating, Inc. ("Eagle Operating"), of all of Eagle Operating's operated working interest ownership in oil and gas leases and wells on approximately 15,500 gross acres located within four counties of the Williston Basin of North Dakota (the "Eagle Operating Acquisition"). The acquisition increased our working interest in these oil and gas properties from approximately 47% to 95% and we assumed operatorship of the properties, thus establishing the Company as an operator in North Dakota. The total purchase price was $53 million, which was paid at closing in the form of $50.9 million in cash and 296,859 shares of our restricted common stock. Eagle Operating retained a variable and depth restricted overriding royalty interest not exceeding 2% on certain properties.

  Expansion of Marcellus and Utica Shale Position

        We expanded our Marcellus and Utica Shale acreage position through the following transactions completed by our wholly-owned subsidiary, Triad Hunter, LLC ("Triad Hunter").

        Stone Energy Joint Venture.    In December 2011, Triad Hunter entered into joint development and operating agreements with Stone Energy Corporation ("Stone Energy"), pursuant to which the parties agreed to jointly develop a contract area consisting of approximately 1,925 leasehold acres in the Marcellus Shale in Wetzel County, West Virginia. Each party owns a 50% working interest in the contract area. Stone Energy has been designated as the operator for the contract area.

        Utica Shale Acquisition.    In February 2012, Triad Hunter acquired leasehold mineral interests located primarily in Noble County, Ohio from a third party for a total purchase price of $24.8 million. The acquired lease acreage consists of approximately 15,558 gross (12,186 net) acres that are presently prospective for the Utica Shale. Substantially all of this leasehold acreage is held by shallow production. The acquisition of this Utica Shale acreage significantly expands our acreage position in a strategic region of Ohio, and also provides the opportunity for our midstream business to expand the Eureka Hunter System into this region, which is currently not adequately served by midstream competitors.

  Midstream Segment Update

        ArcLight Investment/Partial Monetization.    On March 21, 2012, and April 2, 2012, our unrestricted subsidiary, Eureka Holdings, sold preferred units to an affiliate of ArcLight Capital Partners, LLC ("ArcLight"), for $106.8 million, and ArcLight committed to invest an additional $93.2 million in Eureka Holdings, subject to certain terms and conditions (the "ArcLight Investment"). Eureka Holdings is the holding company for our midstream operations, including the pipeline operation in West Virginia and Ohio conducted through Eureka Hunter Pipeline, LLC ("Eureka Hunter"), a subsidiary of Eureka Holdings. We received $106.8 million in cash and retained approximately $300 million in value of common units of Eureka Holdings while selling approximately 28% of our equity ownership of Eureka Holdings.

        TransTex Acquisition.    On April 2, 2012, Eureka Holdings and an acquisition subsidiary now called TransTex Gas Services, LLC ("TransTex") acquired all of the assets of TransTex Gas Services, LP for $58.5 million, in the form of $46.8 million in cash and 585,000 common units of Eureka Holdings (the "TransTex Acquisition"). TransTex is primarily engaged in the business of treating natural gas, including the leasing of equipment to third parties in need of natural gas treating with a focus on associated natural gas produced from various oil shale plays.

Concurrent Senior Notes Offering

        Concurrent with this offering, we are offering $450 million in aggregate principal amount of senior notes due 2020. The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by our direct or indirect subsidiaries that guarantee obligations under certain of our existing credit facilities.

        We expect to receive net proceeds, after deducting fees of the initial purchasers and estimated offering expenses of approximately $432.2 million, from the concurrent notes offering. We intend to use the net proceeds from the notes offering to fund the Baytex Acquisition, refinance existing indebtedness, and for general corporate purposes. Our concurrent notes offering is being made by a separate offering memorandum and is not part of the offering to which this prospectus supplement relates. This common stock offering is not conditioned on the closing of our concurrent notes offering, and the notes offering is not conditioned on this common stock offering. There can be no assurance that the notes offering will be consummated. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy the notes.

        The notes are being offered pursuant to a registration exemption under the Securities Act and applicable state securities laws, and the notes will be subject to restrictions on resale and transfer. The notes will not be listed on any securities exchange, and currently there is no public market for the notes.

Principal Executive Offices

        Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, our telephone number at these offices is (832) 369-6986 and our website is www.magnumhunterresources.com. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Magnum Hunter Resources Corporation, a Delaware corporation.
Common stock offered	35,000,000 shares (40,250,000 if the underwriters exercise their over-allotment option in full).
Over-allotment option	5,250,000 shares.
Common stock outstanding after this offering(1)	166,346,407 shares (171,596,407 shares if the underwriters exercise their over-allotment option in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $148.7 million after payment of underwriting discounts, commissions and our estimated offering expenses. We intend to use the net proceeds of this offering and the concurrent offering of the notes (i) to finance the purchase price of the Baytex Acquisition and (ii) for general corporate purposes, including to fund capital expenditures for drilling, development and infrastructure. See "Use of Proceeds."
Risk factors
You should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" and the section of the accompanying prospectus entitled "Risk Factors" as well as the other information included in or incorporated by reference in this prospectus supplement and accompanying prospectus before deciding whether to invest in our common stock.
NYSE symbol	MHR.

(1)
Based on 131,346,407 shares of common stock outstanding on May 10, 2012. The number of shares of common stock to be outstanding after this offering excludes, as of March 31, 2012 (i) 2,426,522 shares of exchangeable common stock at $7.40 per share, (ii) 11,331,513 options with a weighted average exercise price of $5.88 per share, (iii) 16,852,732 shares unissued but reserved for issuance under our various share based compensation plans, (iv) 13,525,832 warrants with a weighted average exercise price of $10.48 per share and (v) 153,000 shares owned by our KSOP plan.

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following summary consolidated financial data should be read together with our most recent Annual Report on Form 10-K, as amended, for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the three months ended March 31, 2012, each of which is incorporated by reference in this prospectus supplement and accompanying prospectus. The summary consolidated statement of operations data below for the years ended December 31, 2011 and 2010 and the summary balance sheet data for the years ended December 31, 2011 and 2010 have been derived from our audited consolidated financial statements that are incorporated by reference in this prospectus supplement and accompanying prospectus. The summary consolidated pro forma statement of operations data below for the three months ended March 31, 2012, and the summary consolidated pro forma balance sheet data as of March 31, 2012, have been derived from our unaudited consolidated financial statements that are incorporated by reference in this prospectus supplement and accompanying prospectus. Our unaudited consolidated financial statements are prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Historical results are not necessarily indicative of results to be expected in the future, and operating results for the three months ended March 31, 2012 are not necessarily indicative of results that may be expected for the full year or future periods.

        The summary unaudited pro forma condensed consolidated financial data are based on our unaudited historical consolidated financial statements and give effect to the TransTex Acquisition, the ArcLight Investment, the Baytex Acquisition, the sale of the common stock and the concurrent offering of the notes and the application of the net proceeds therefrom as described under "Use of Proceeds" as if such events had occurred on March 31, 2012 for purposes of the pro forma balance sheet and as if the Eagle Operating Acquisition and the Utica Acreage Acquisition had occurred on January 1, 2011 for purposes of the statement of operations. The pro forma adjustments used in the preparation of the pro forma condensed consolidated financial information are based upon available information and assumptions that we believe are reasonable; however, we can provide no assurance that the assumptions are correct. The pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the TransTex Acquisition, the ArcLight Investment, the Baytex Acquisition, the sale of the common stock and the concurrent offering of the notes and the application of the net proceeds therefrom as described under "Use of Proceeds" occurred on March 31, 2012 for purposes of the pro forma balance sheet and, together with the Eagle Operating Acquisition and the Utica Acreage Acquisition, as of January 1, 2011 for purposes of the statement of operations. The pro forma condensed consolidated financial information also should not be considered representative of our future financial condition or results of operations.

        This information is a summary and should be read in conjunction with "Use of Proceeds" and "Capitalization" included elsewhere in this prospectus supplement.

	For the year ended December 31,		Pro Forma for the Year Ended December 31, 2011	Pro Forma for the Three Months Ended March 31, 2011	Pro Forma for the Three Months Ended March 31, 2012
(In thousands, except shares and per-share data)	2010(1)	2011(1)
			(unaudited)	(unaudited)	(unaudited)
Statement of Operations:
Revenues
Oil and gas sales	$27,715	$106,266	$130,950	$19,254	$59,245
Field operations and other	3,372	9,865	19,750	3,318	8,807

Total revenues	31,087	116,131	150,700	22,572	68,052
Operating expenses
Oil and gas production	13,640	36,079	45,456	6,398	17,911
Field operations	3,509	7,879	12,873	2,098	4,364
Impairment of unproved oil & gas properties	—	1,108	1,108	—	8,671
Impairment of proved oil & gas properties	306	21,792	21,792	—	—
Depletion, depreciation, amortization and accretion	8,756	48,762	64,381 (2)	11,284 (2)	31,474 (2)
General and administrative	24,848	62,899	65,426	7,447	16,140

Total expenses	51,059	178,519	211,036	27,227	78,560
Operating income (expense)	(19,972)	(62,388)	(60,336)	(4,655)	(10,508)
Other income (expense)
Interest expense net of interest income	(3,523)	(11,957)	(49,739) (2)	(11,945) (2)	(13,339) (2)
Gain (loss) on derivative contracts	814	(6,346)	(6,346)	(3,341)	(1,415)
Other	—	606	606	—	368

Total other income (expense)	(2,709)	(17,697)	(55,479)	(15,286)	(14,386)
Net operating income (loss)	(22,681)	(80,085)	(115,815)	(19,941)	(24,894)
Income Tax Benefit	—	696	696	—	810
(Income) Loss attributable to non-controlling interest	(129)	(249)	(249)	(32)	26
Income from discontinued operations	9,010	2,977	2,977	260	4,679
Dividends on preferred stock	(2,467)	(14,007)	(22,551)	(4,744)	(6,878)

Net income to common shareholders	$(16,267)	$(90,668)	$(134,942)	$(24,457)	$(26,257)

(1)
Certain prior period balances were reclassified to conform to the March 31, 2012 presentation. Such reclassifications had no impact on net income, working capital, or equity previously reported.

(2)
The summary pro forma financial statements reflect adjustments for depreciation, depletion, and accretion expense of $15.6 million for the year ended December 31, 2011 and $5.8 million and $4.7 million for the three months ended March 31, 2011 and 2012, respectively, as a result of treating the acquisitions and ancillary transactions as if they had occurred on January 1, 2011. Depletion was calculated using the units of production. The summary pro forma financial statements also reflect adjustments for interest expense of $37.8 million for the year ended December 31, 2011 and $11.2 million and $8.0 million for the three months ended March 31, 2011 and 2012, respectively, as a result of treating the acquisitions and ancillary transactions as if they had occurred January 1, 2011.

Reconciliation of Adjusted EBITDAX Data:

(In thousands)	Pro Forma for the Three Months Ended March 31, 2012
(unaudited)
Net income (loss) from continuing operations	$(17,137)
Add back:
Net interest expense	5,384
Loss (Gain) on sale of assets	274
Depletion, Depreciation & Amortization	26,728
Impairment of oil and gas properties	8,671
Exploration expense	345
Non-Cash Stock Comp. expense	4,617
Non-recurring acquisition and other expense	2,533
Non-recurring LOE	781
Income tax benefit	(810)
Unrealized loss (gain) on derivatives	2,902

EBITDAX	34,288
Eagle Operating Acquisition Adjustments	1,016
Baytex Acquisition Adjustments	4,455
TransTex Acquisition Adjustments	316

Adjusted EBITDAX(1)	$40,075

(1)
Adjusted EBITDAX is a non-GAAP financial measure. For a definition of Adjusted EBITDAX, see "Non GAAP Financial Measures."

	As of December 31,			Pro Forma as of March 31, 2012
			As of March 31, 2012
(In thousands)	2010	2011(1)
Balance Sheet Data:
Cash and cash equivalents	$554	$14,851	$31,499	$31,506
Total current assets	13,126	77,669	101,144	105,191
Net oil and gas properties	189,912	962,965	1,105,002	1,416,452
Gas gathering and other equipment	42,689	112,169	122,996	178,590
Other long-term assets	3,240	15,957	20,514	30,394

Total assets	248,967	1,168,760	1,349,656	1,730,627
Current liabilities	44,235	167,675	171,329	179,570
Total liabilities	75,409	578,108	667,097	849,799
Mezzanine Preferred Stock	70,236	100,000	158,132	204,932
Stockholders' equity	103,322	490,652	524,427	675,896

(1)
Certain amounts have been reclassified to conform with current presentation of discontinued operations.

 SUMMARY PRO FORMA RESERVES AND PRO FORMA OPERATING DATA

        The following table presents summary data with respect to our estimated net proved oil and natural gas reserves as of the dates indicated. Cawley, Gillespie & Associates, Inc. and AJM Deloitte and Touche, LLP, our independent petroleum engineers, prepared our estimated reserves as of December 31, 2011 and Cawley, Gillespie & Associates, Inc. prepared our estimated reserves as of December 31, 2010. Our estimated reserves as of March 31, 2012, and the estimated pro forma reserves for the Baytex Acquisition are based on our internal estimates. Reserve estimates are inherently imprecise and remain subject to revisions based on production history, results of additional exploration and development drilling, results of secondary and tertiary recovery applications, prevailing oil and natural gas prices and other factors. Reserve estimates based on our internal estimates may be subject to more imprecision than if prepared by a third party. You should read the notes following the table below and our consolidated financial statements and related notes included elsewhere in this offering circular in conjunction with the following reserve estimates.

	As of December 31,
	2010	2011	As of March 31, 2012
	Magnum Hunter Resources(4)	Magnum Hunter Resources(4)	Magnum Hunter Resources(4)	Baytex Acquisition(4)(5)	Pro Forma As Adjusted(5)
Summary Pro Forma Reserves and Pro Forma Operating Data
Net Proved Reserves:
Proved Developed Oil Reserves (Thousands of Barrels, or MBbls)	3,720	9,179	11,103	1,393	12,496
Proved Undeveloped Oil Reserves (Thousands of Barrels, or MBbls)	3,104	12,531	16,003	6,678	22,679
Total Proved Oil Reserves (MBbls)	6,824	21,710	27,105	8,069	35,174
Proved Developed Gas Reserves (Million Cubic Feet, or MMcf)	18,887	90,198	86,921	0	86,921
Proved Undeveloped Gas Reserves (Million Cubic Feet, or MMcf)	20,564	49,126	54,371	3,653	58,024
Total Proved Gas Reserves (MMcf)	39,451	139,324	141,292	3,653	144,945
Total Proved Oil Equivalents (Thousands of Barrels, or MBOE)(1)	13,399	44,931	50,654	8,678	59,332
PV-10 (Millions)(2)(3)	$177.80	$616.90	$795.6	$150.6	$946.2

(1)
The oil reserves include oil and condensate. Oil volumes are expressed in barrels. Gas volumes are expressed in thousands of standard cubic feet (Mcf). A barrel of oil equivalent conversion ratio of 6 Mcf: 1 barrel has been used.

(2)
We calculated the present value of estimated future net revenues as of March 31, 2012 using the 12 month arithmetic average first of month price from April 2011 through March 2012. The average resulting priced used as of March 31, 2012 was $98.15 per barrel of oil and $3.71 per MMbtus for gas. We calculated the present value of estimated future net revenues as of December 31, 2011 and 2010 using the 12 month arithmetic average first of month price January through December for the respective years. The average resulting price used as of December 31, 2011 was $96.19 per barrel of oil and $4.11 per MMbtus of gas. The average resulting price used as of December 31, 2009 was $79.43 per barrel of oil and $4.37 per MMbtus of gas.

(3)
The Present Value of Estimated Future Net Revenues, Discounted at 10% ("PV-10") is a non-GAAP financial measure. For a definition of PV-10, see "Non-GAAP Financial Measures." See Supplemental Oil and Gas Reserve Information (Unaudited) following our audited financial statements for the years ended December 31, 2011 and 2010. PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows.

(4)
The estimated reserves at December 31, 2011 and 2010 were prepared by Cawley, Gillespie & Associates, Inc. using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the Securities and Exchange Commission (SEC) and the estimated reserves at December 31, 2011 were prepared by AJM Deloitte and Touche, LLP in accordance with generally accepted petroleum engineering practices and procedures detailed within the Canadian Oil and Gas Evaluation Handbook, set out by the Society of Petroleum Evaluation Engineers as well as the Society of Petroleum Engineers' Standards Pertaining to the Estimation and Auditing of Oil and Gas Reserves and conform to the reserve definitions as set forth in the SEC's Regulation S-X Part 210.4-10(a) and as clarified in subsequent SEC Staff Accounting Bulletins.

(5)
Includes the pro forma impact of the Baytex Acquisition.

Non-GAAP Measures; Reconciliations

        This prospectus supplement contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this prospectus supplement of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this prospectus supplement.

        PV-10 is the present value of the estimated future cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their "present value". We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

        The standardized measure of discounted future net cash flows relating to our total proved oil and gas reserves is as follows (in thousands):

As of March 31, 2012
(Unaudited)
Future cash inflows	$2,893,358
Future production costs	(862,238)
Future development costs	(368,128)
Future income tax expense	(349,717)

Future net cash flows	1,313,275
10% annual discount for estimated timing of cash flows	(715,634)

Standardized measure of discounted future net cash flows related to proved reserves	$597,641

Reconciliation of Non-GAAP Measure
PV-10	$795,594
Less: Income taxes
Undiscounted future income taxes	(349,717)
10% discount factor	151,764

Future discounted income taxes	(197,953)

Standardized measure of discounted future net cash flows	$597,641

RISK FACTORS

        An investment in our common stock involves many risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before making an investment decision. Additional risks related to us and our common stock may be included in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). In evaluating our company, the factors described below should be considered carefully. The occurrence of one or more of these events could significantly and adversely affect our business, prospects, financial condition, results of operations and cash flows.

Risks Related to Our Common Stock

The price of our common stock has fluctuated substantially since it first became listed on a national securities exchange in August 2006, and may fluctuate substantially in the future.

        The price of our common stock has fluctuated substantially since it first became listed on a national securities exchange in August 2006. From August 30, 2006 to May 2, 2012, the trading price at the close of the market (initially the American Stock Exchange and currently the NYSE) of our common stock ranged from a low of $0.20 per share to a high of $8.57 per share. We expect our common stock to continue to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

  •
  changes in oil and natural gas prices;

  •
  variations in quarterly drilling, recompletions, acquisitions and operating results;

  •
  changes in financial estimates by securities analysts;

  •
  changes in market valuations of comparable companies;

  •
  additions or departures of key personnel;

  •
  the level of our overall indebtedness;

  •
  future issuances of our common stock and related dilution to existing stockholders; and

  •
  the other risks and uncertainties described in this "Risk Factors" section and elsewhere in this prospectus.

        We may fail to meet the expectations of our stockholders or of securities analysts at some time in the future, and our stock price could decline as a result. Volatility or depressed market prices of our common stock could make it difficult for our stockholders to resell shares of our common stock when they want or at attractive prices.

The market for our common stock may not provide investors with sufficient liquidity or a market-based valuation of our common stock.

        Our common stock is traded on the NYSE under the symbol "MHR". On May 10, 2012, the last reported sale price of our common stock on the NYSE was $4.81 per share. The present volume of trading in our common stock may not always provide investors sufficient liquidity in the event they wish to sell large blocks of common stock. There can be no assurance that an active market for our common stock will be available for trading in large volumes. In addition, the stock market in general, and early stage public companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. If we are unable to further develop an active market for our common stock, our stockholders may not be able to sell our common stock at prices they consider to be fair or at times that are convenient for them, or at all.

Purchasers in this offering will experience immediate and substantial dilution.

        If you purchase shares of our common stock in this offering, you will pay more for your shares than the per share net tangible book value as of March 31, 2012. As a result, the value of your investment based on the net tangible book value per share of our common stock will be less than what it would have been had you and all of the existing stockholders paid the same amount per share of common stock as you will pay in this offering. The net tangible book value dilution to new investors in this offering would be $0.53 per share at the public offering price of $4.50 per share. The exercise of outstanding options into common stock may result in further dilution to your investment in our common stock. See "Dilution" for a more complete description of how the value of your investment in our common stock will be diluted upon completion of this offering.

We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

        In the future we may issue additional securities up to our total authorized and unissued amounts, including shares of our common stock or securities convertible into or exchangeable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We are currently authorized under our amended and restated certificate of incorporation to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock with such designations, preferences and rights as may be determined by our board of directors. As of May 2, 2012, there were 131,346,407 shares of our common stock issued and outstanding, 4,000,000 shares of our Series C Preferred Stock issued and outstanding and 2,356,507 shares of our Series D Preferred Stock issued and outstanding.

        Under the effective shelf registration statement of which the prospectus supplement is a part, we may issue additional shares of our common stock and other securities from the time to time. We may also issue additional shares of our common stock or securities convertible into or exchangeable for our common stock in connection with hiring personnel, future acquisitions or future private placements of our securities for capital-raising purposes or for other business purposes.

        Additionally, we are engaged in the issuance and sale of our common stock and Series D Preferred Stock from time to time through sales agents pursuant to and "at the market" ("ATM") sales agreements between us and the sales agents. Sales of shares of our common stock and Series D Preferred Stock, if any, by the sales agents will be made in privately negotiated transactions or in any method permitted by law deemed to be an ATM offering as defined in Rule 415 promulgated under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE or NYSE Amex or sales made through a market maker other than on an exchange.

Our amended and restated certificate of incorporation, amended and restated bylaws, and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors and our executive officers, who collectively beneficially owned approximately 8.3% of the outstanding shares of our common stock as of April 5, 2012.

        Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying or preventing a change of control of us and changes in our management. These provisions include the following:

  •
  the ability of our board of directors to issue shares of our common stock and preferred stock without stockholder approval;

  •
  the ability of our board of directors to make, alter, or repeal our bylaws without further stockholder approval;

  •
  the requirement for advance notice of director nominations to our board of directors and for proposing other matters to be acted upon at stockholder meetings;

  •
  requiring that special meetings of stockholders be called only by our chairman, by a majority of our board of directors, by our chief executive officer or by our president; and

  •
  allowing our directors, and not our stockholders, to fill vacancies on the board of directors, including vacancies resulting from removal or enlargement of the board of directors.

        In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us.

        As of April 5, 2012, our board of directors and executive officers collectively beneficially owned approximately 8.3% of the outstanding shares of our common stock. Although this is not a majority of our outstanding common stock, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring stockholder approval, including the election and removal of directors, any proposed merger, consolidation, or sale of all or substantially all of our assets and other corporate transactions.

        The provisions in our amended and restated certificate of incorporation and amended and restated bylaws and under Delaware law, and the concentrated ownership of our common stock by our directors and executive officers, could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

        We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. In addition, our credit facilities limit the payment of dividends without the prior written consent of the lenders. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment, which may not occur.

We are able to issue shares of preferred stock with greater rights than our common stock.

        Our amended and restated certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue additional preferred stock, it may adversely affect the market price of our common stock.

Our assets are subject to liquidation preferences in favor of the holders of our Series C Preferred Stock and Series D Preferred Stock, which will impact the rights of holders of our common stock if we liquidate.

        As of May 2, 2012, we had issued and sold an aggregate of 4,000,000 shares of our Series C Preferred Stock and 2,356,507 shares of our Series D Preferred Stock. Under the certificates of designations of the Series C Preferred Stock and Series D Preferred Stock, if we liquidate, holders of our Series C Preferred Stock and Series D Preferred Stock are entitled to receive the repayment of their original investment, together with any accrued but unpaid dividends, before any payment is made to holders of our common stock.

Our outstanding warrants, which are exercisable for shares of our common stock, may be exercised, which would dilute our existing common stockholders.

        As of December 31, 2011, we had outstanding warrants that have an exercise price of $2.50 and a final maturity of November 2012 exercisable for an aggregate of 134,177 shares of our common stock; outstanding warrants that have an exercise price of $10.50, a final maturity of October 2013 and can be redeemed by the Company at any time prior to their maturity for $0.001 per warrant share exercisable for an aggregate of 13,253,267 shares of our common stock; outstanding warrants that have an exercise price of $15.13 and a final maturity of February 2014 exercisable for an aggregate of 97,780 shares of our common stock; and outstanding warrants that have an exercise price of $19.04 and a final maturity of November 2014 exercisable for an aggregate of 40,608 shares of our common stock. Any such exercise will be dilutive to our existing stockholders.

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock and securities convertible into, or exchangeable for, shares of our common stock in the public markets and the issuance of shares of common stock and securities convertible into, or exchangeable for, shares of our common stock in future acquisitions.

        Sales of a substantial number of shares of our common stock by us or by other parties in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline. In addition, the sale of such shares in the public market could impair our ability to raise capital through the sale of common stock or securities convertible into, or exercisable for, shares of common stock.

        In addition, in the future, we may issue shares of our common stock and securities convertible into, or exchangeable for, shares of our common stock in furtherance of our acquisitions and development of assets or businesses. If we use our shares for this purpose, the issuances could have a dilutive effect on the value of our common stock, depending on market conditions at the time of such an event, the price we pay, the value of the assets or business acquired and our success in exploiting the properties or integrating the businesses we acquire and other factors.

If conditions to any future purchases of preferred units of Eureka Holdings in connection with the ArcLight Investment are not met, then we will not be able to obtain additional funds from ArcLight.

        ArcLight committed to invest an additional $93.2 million in Eureka Holdings. However, our ability to obtain additional funds from ArcLight is subject to our meeting the conditions for additional purchases of preferred units as set forth in the Series A Convertible Preferred Unit Purchase Agreement (the "Unit Purchase Agreement"), which include, among other things, that (i) the proceeds be used for certain approved capital expenditures, midstream growth projects and/or acquisitions (or for any other purposes agreed to by ArcLight), and (ii) no defaults or material adverse events have occurred. If these conditions are not met, then we will not be able to obtain additional funds from ArcLight.

There are restrictive covenants, mandatory distribution requirements and other provisions in the ArcLight Investment documents that may restrict our ability to pursue our business strategies with respect to Eureka Holdings and Eureka Hunter.

        The Amended and Restated Limited Liability Company Agreement of Eureka Holdings (the "EH Operating Agreement"), contains certain covenants that, among other things, restrict the ability of Eureka Holdings and its subsidiaries to, with certain exceptions:

  •
  incur funded indebtedness, whether direct or contingent;

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  issue additional equity interests;

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  pay distributions to its owners, or repurchase or redeem any of its equity securities;

  •
  enter into any material acquisitions, dispositions or divestitures; or

  •
  enter into a sale or merger.

        Under the EH Operating Agreement, the holders of preferred units of Eureka Holdings are entitled to receive an annual distribution of 8%, payable quarterly. For the quarter ending March 31, 2012 through and including the quarter ending March 31, 2013, the board of directors of Eureka Holdings may elect to pay up to 75% of any such distribution in kind (i.e., in additional preferred units), in lieu of cash. For the quarter ending June 30, 2013 through and including the quarter ending March 31, 2014, the board of directors of Eureka Holdings may elect to pay up to 50% of any such distribution in kind. Thereafter, all distributions to ArcLight relating to the preferred units will be paid solely in cash.

        In addition to the required quarterly distributions of accrued preferred return on the preferred units, the EH Operating Agreement also (i) gives Eureka Holdings the right, at any time on or after the fifth anniversary of the closing of the initial ArcLight investment, to redeem all but not less than all, of the outstanding preferred units, and (ii) gives ArcLight the right, at any time on or after the eighth anniversary of the closing of the initial ArcLight investment, to require Eureka Holdings to redeem all, but not less than all, of the outstanding preferred units. If Eureka Holdings fails to meet its redemption obligations under clause (ii) above, then ArcLight will have the right to assume control of the board of directors of Eureka Holdings and, at its option, to cause Eureka Holdings and/or its other owners to enter into a sale, merger or other disposition of Eureka Holdings or its assets (on terms acceptable to ArcLight).

        Further, pursuant to the terms of the EH Operating Agreement, the number and composition of the board of directors of Eureka Holdings may change over time based on ArcLight's percentage ownership interest in Eureka Holdings (after taking into account any additional purchases of preferred units) and the satisfaction of certain performance goals by Eureka Holdings (or its failure to satisfy such goals) by the third anniversary of the closing of the initial ArcLight investment (or as of any anniversary after such date). The board of directors of Eureka Holdings is currently composed of a majority of members appointed by Magnum Hunter. Subject to the rights described above, the board of directors of Eureka Holdings may in the future be composed of an equal number of directors appointed by Magnum Hunter and ArcLight or, in certain cases, of a majority of directors appointed by ArcLight.

The EH Operating Agreement also contains a requirement that ArcLight have an exclusive first right to fund up to 100% of Eureka Holdings' funding requirements, subject to certain exceptions.

        In the event that a change of control of Magnum Hunter occurs at any time prior to a qualified public offering of Eureka Holdings, ArcLight will have the right under the terms of the EH Operating Agreement to purchase sufficient additional preferred units in Eureka Holdings so that it holds up to 51.0% of the ownership of Eureka Holdings.

        The EH Operating Agreement also contains pre-emptive rights and unit conversion rights in favor of ArcLight, transfer restrictions on Magnum Hunter's ownership interests in Eureka Holdings (subject to certain exceptions), rights of first refusal and co-sale rights in favor of ArcLight, and certain registration rights in favor of ArcLight.

        These restrictive covenants, mandatory distribution requirements and other provisions in the ArcLight Investment documents may restrict our ability to pursue our business strategies with respect to Eureka Holdings and Eureka Hunter.

Risks Related to Our Business

Future economic conditions in the U.S., Canada and global markets may have a material adverse impact on our business and financial condition that we currently cannot predict.

        The U.S., Canadian and other world economies are slowly recovering from the economic recession that began in 2008. While economic growth has resumed, it remains modest and the timing of an economic recovery is uncertain. There are likely to be significant long-term effects resulting from the recession and credit market crisis, including a future global economic growth rate that is slower than what was experienced in recent years. Unemployment rates remain very high and businesses and consumer confidence levels have not yet fully recovered to pre-recession levels. In addition, more volatility may occur before a sustainable, yet lower, growth rate is achieved. Global economic growth drives demand for energy from all sources, including for oil and natural gas. A lower future economic growth rate will result in decreased demand for our crude oil and natural gas production as well as lower commodity prices, which will reduce our cash flows from operations and our profitability.

Volatility in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

        The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities, and therefore their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been extremely volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our daily production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

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  the current uncertainty in the global economy;

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  changes in global supply and demand for oil and natural gas;

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  the condition of the U.S., Canadian and global economies;

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  the actions of certain foreign countries;

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  the price and quantity of imports of foreign oil and natural gas;

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  political conditions, including embargoes, war or civil unrest in or affecting other oil producing activities of certain countries;

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  the level of global oil and natural gas exploration and production activity;

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  the level of global oil and natural gas inventories;

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  production or pricing decisions made by the Organization of Petroleum Exporting Countries, or OPEC;

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  weather conditions;

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  technological advances affecting energy consumption; and

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  the price and availability of alternative fuels.

        Lower oil and natural gas prices may not only decrease our revenues on a per-unit basis, but also may reduce the amount of oil and natural gas that we can produce economically in the future. The higher operating costs associated with many of our oil fields will make our profitability more sensitive to oil price declines. A sustained decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

We have a history of losses and cannot assure you that we will be profitable in the foreseeable future.

        Since we entered the oil and gas business in April 2005, through March 31, 2012, we had incurred a cumulative net loss from operations of $157.1 million. If we fail to eventually generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern.

We rely on liquidity from our credit facilities and equity and debt financings to fund our operations and capital budget, which liquidity may not be available on acceptable terms or at all in the future.

        We depend upon borrowings under our credit facilities and the availability of equity and debt financing to fund our operations and planned capital expenditures. Borrowings under our credit facilities and the availability of equity and debt financing are affected by commodity prices and prevailing economic conditions in our industry and financial, business and other factors, some of which are beyond our control. We cannot predict whether additional liquidity from equity or debt financings beyond our credit facilities will be available or on acceptable terms, or at all, in the foreseeable future.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.

        We have acquired a number of properties since June 2009 and, consequently, a large amount of our focus has been on assimilating the properties, operations and personnel we have acquired into our organization. Accordingly, there is little operating history upon which to judge our business strategy, our management team or our current operations.

The recent financial crisis may have lasting effects on our liquidity, business and financial condition that we cannot predict.

        Liquidity is essential to our business. Our liquidity could be substantially negatively affected by an inability to obtain capital in the long-term or short-term debt or equity capital markets or an inability to access bank financing. A prolonged credit crisis and related turmoil in the global financial system would likely materially affect our liquidity, business and financial condition. The economic situation could also adversely affect the collectability of our trade receivables or performance by our suppliers and cause our commodity hedging arrangements to be ineffective if our counterparties are unable to perform their obligations or seek bankruptcy protection.

Failure to successfully integrate our recently acquired businesses could negatively impact our future business and financial results.

        The NGAS and NuLoch acquisitions are, and the Baytex Acquisition would be, our largest acquisitions to date and as such may consume a significant amount of our management resources. Further, the acquisition of NuLoch represents an expansion of our operations into a new geographic core area, with operating conditions and a regulatory environment that may not be as familiar to us as our existing core operating areas.

        The success of our recent acquisitions will depend, in part, on our ability to realize the anticipated benefits from integrating the acquired businesses with our existing businesses. The integration process may be complex, costly and time-consuming. To realize these anticipated benefits, we must successfully combine the businesses of the acquired entities in an efficient and effective manner. If we are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisitions may not be realized fully, or at all, or may take longer to realize than expected.

Upon the completion of the NuLoch acquisition, we expanded our operations into Canada, which subjects us to additional regulations and risks from foreign operations, including currency fluctuations, which could impact our financial position and results of operations.

        Prior to the completion of the NuLoch acquisition, we operated solely in the U.S., primarily in the Appalachian Basin, the Williston Basin and south Texas. Upon the consummation of the NuLoch acquisition, we expanded our operations into portions of Canada, which exposes us to a new regulatory environment and risks from foreign operations. Some of these additional risks include, but are not limited to:

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  increases in governmental royalties;

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  application of new tax laws (including host-country export, excise and income taxes and U.S. taxes on foreign operations);

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  currency restrictions and exchange rate fluctuations;

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  legal and governmental regulatory requirements;

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  difficulties and costs of staffing and managing international operations; and

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  possible language and cultural differences.

        Our Canadian operations also may be adversely affected by the laws and policies of the U.S. affecting foreign trade, taxation and investment. In addition, if a dispute arises with respect to our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the U.S.

Our operations require significant amounts of capital and additional financing may be necessary in order for us to continue our exploration and midstream activities, including meeting certain drilling obligations under our existing lease obligations and expanding our pipeline facilities.

        Our cash flow from our reserves, if any, may not be sufficient to fund our ongoing activities at all times. From time to time, we may require additional financing in order to carry out our oil and gas acquisitions and exploration and development activities and our midstream activities. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties as a result of not fulfilling our existing drilling commitments. Certain of our undeveloped leasehold acreage is subject to leases that will expire unless production is established or we meet certain capital expenditure and drilling requirements. If our revenues from our reserves decrease as a result of lower oil and natural gas prices or otherwise, it will affect our ability to expend the necessary capital to replace our reserves or to maintain our current production. In addition, capital constraints could limit our ability to build and expand our gas gathering pipeline system. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or available to us on favorable terms.

If our access to oil and gas markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases. Our ability to sell natural gas and/or receive market prices for our natural gas may be adversely affected by pipeline and gathering system capacity constraints.

        Market conditions or the restriction in the availability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. Our productive properties may be located in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas may have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

        If drilling in the Marcellus Shale, Utica Shale, Eagle Ford Shale and Bakken Shale/Three Forks/Sanish areas proves to be successful, the amount of oil and natural gas being produced by us and others could exceed the capacity of the various gathering and intrastate or interstate transportation pipelines currently available in these areas. If this occurs, it will be necessary for new pipelines and gathering systems to be built. Because of the current economic climate, certain pipeline projects that are planned for the Marcellus Shale, Utica Shale, Eagle Ford Shale and Bakken Shale/Three Forks/Sanish areas may not occur for lack of financing. In addition, capital constraints could limit our ability to build intrastate gathering systems, such as our Eureka Hunter System, necessary to gather our gas to deliver to interstate pipelines. In such event, we might have to shut in our wells awaiting a pipeline connection or capacity and/or sell natural gas production at significantly lower prices than those quoted on NYMEX or than we currently project for these specific regions, which would adversely affect our results of operations.

        A portion of our natural gas and oil production in any region may be interrupted, or shut in, from time to time for numerous reasons, including as a result of weather conditions, accidents, loss of pipeline or gathering system access, field labor issues or strikes, or we might voluntarily curtail production in response to market conditions. If a substantial amount of our production is interrupted at the same time, it could temporarily adversely affect our cash flow.

We depend on a relatively small number of purchasers for a substantial portion of our revenue. The inability of one or more of our purchasers to meet their obligations may adversely affect our financial results.

        We derive a significant amount of our revenue from a relatively small number of purchasers of our production. Our inability to continue to provide services to key customers, if not offset by additional sales to our other customers, could adversely affect our financial condition and results of operations. These companies may not provide the same level of our revenue in the future for a variety of reasons, including their lack of funding, a strategic shift on their part in moving to different geographic areas in which we do not operate or our failure to meet their performance criteria. The loss of all or a significant part of this revenue would adversely affect our financial condition and results of operations.

Shortages of equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

        The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices and activity levels in certain regions where we are active, causing periodic shortages. During periods of high oil and gas prices, we have experienced shortages of equipment, including drilling rigs and completion equipment, as demand for rigs and equipment has increased along with higher commodity prices and increased activity levels. In addition, there is currently a shortage of hydraulic fracturing capacity in many of the areas in which we operate. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, oilfield equipment and services and personnel in our exploration, production and midstream operations. These types of shortages or price increases could significantly decrease our profit margin, cash flow and operating results and/or restrict or delay our ability to drill wells, construct pipeline and conduct other operations that we currently have planned and budgeted, causing us to miss our forecasts and projections.

We cannot control activities on properties that we do not operate and are unable to control their proper operation and profitability.

        We do not operate all of the properties in which we own an ownership interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operations of these non-operated properties. The failure of an operator of our wells to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interests could reduce our production, revenues and reserves. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including:

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  the nature and timing of the operator's drilling and other activities;

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  the timing and amount of required capital expenditures;

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  the operator's geological and engineering expertise and financial resources;

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  the approval of other participants in drilling wells; and

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  the operator's selection of suitable technology.

NGAS conducted a portion of its operations through drilling partnerships, and we recently sponsored one drilling partnership, and plan to sponsor additional drilling and/or income partnerships, which subject us to additional risks that could have a material adverse effect on our financial position and results of operations.

        NGAS conducted a portion of its operations through drilling partnerships with third parties. Our Magnum Hunter Production subsidiary recently completed a sponsored drilling partnership and plans to sponsor an additional drilling and/or income partnership or partnerships in 2012. Under this partnership structure, proceeds from the private placement of interests in each investment partnership, together with the sponsor's capital contribution, are contributed to a separate joint venture or "program" that the sponsor forms with that partnership to conduct drilling or property operations. These third parties may have obligations that are important to the success of the joint venture, such as the obligation to pay substantial carried costs pertaining to the joint venture and to pay their share of capital and other costs of the joint venture. The performance of these third party obligations, including the ability of the third parties to satisfy their obligations under these arrangements, is outside our control. If these parties do not satisfy their obligations under these arrangements, our business may be adversely affected. The failure to continue our drilling and/or income partnerships or other joint venture projects or to resolve disagreements with our drilling and/or income partnership partners could adversely affect our ability to transact the business that is the subject of such partnerships, which would in turn negatively affect our financial condition and results of operations.

Our development, exploration and midstream operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves.

        The oil and natural gas industry is very capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for, and development, production, gathering, transportation, processing and acquisition of, oil and natural gas reserves. To date, we have financed capital expenditures primarily with proceeds from bank borrowings, cash generated by operations and proceeds from preferred and common stock equity offerings. We intend to finance our future capital expenditures with a combination of the sale of common and preferred equity, asset sales, cash flow from operations and current and new financing arrangements with our banks. Our cash flow from operations and access to capital is subject to a number of variables, including:

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  our proved reserves;

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  the amount of oil and natural gas we are able to produce from existing wells;

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  the prices at which oil and natural gas are sold;

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  our ability to acquire, locate and produce new reserves; and

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  our ability to obtain commitments from third party producers for the gathering of their natural gas production through our Eureka Hunter System.

        If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may need to seek additional financing in the future. In addition, we may not be able to obtain debt or equity financing on terms favorable to us, or at all, depending on market conditions. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our oil and natural gas reserves, or could prevent us from expanding, maintaining and operating our pipeline facilities. Also, our credit facilities contain covenants that restrict our ability to, among other things, incur indebtedness, grant liens, make certain restricted payments, change the nature of our business, acquire or make expenditures for oil and gas properties outside of the U.S. and Canada, dispose of our assets or enter into mergers, consolidations or similar transactions, make investments, loans or advances, pay dividends on our outstanding stock, enter into transactions with affiliates, create new subsidiaries and enter into certain derivative transactions.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations, and we may not have enough insurance to cover all of the risks that we may ultimately face.

        We maintain significant insurance coverage against some, but not all, potential losses to protect against the risks we foresee. We do not carry business interruption insurance. We may elect not to carry certain types or amounts of insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, it is not possible to insure fully against pollution and environmental risks.

        We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition, results of operations and cash flows. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

  •
  environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

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  abnormally pressured formations;

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  mechanical difficulties, such as stuck oil field drilling and service tools and casing collapses;

  •
  fires and explosions;

  •
  personal injuries and death; and

  •
  natural disasters.

        Our midstream activities are subject to all of the operating risks associated with constructing, operating and maintaining pipelines and related equipment, including the possibility of pipeline leaks, breaks and ruptures, pipeline damage due to natural hazards, such as ground movement and weather, and personal injuries and death.

        Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us. If a significant accident or other event occurs and is not fully covered by insurance, then that accident or other event could adversely affect our business, financial condition, results of operations and cash flows.

We are dependent upon partnering and consultant arrangements.

        We had a total of 285 full-time employees as of March 31, 2012. Despite this number of employees, we expect that we will continue to require the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services. We will also pursue alliances with partners in the areas of geological and geophysical services and prospect generation, evaluation and leasing. Our dependence on third party consultants and service providers creates a number of risks, including but not limited to:

  •
  the possibility that such third parties may not be available to us as and when needed; and

  •
  the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

        If we experience significant delays in obtaining the services of such third parties or poor performance by such parties, our results of operations could be materially adversely affected.

Our business may suffer if we lose key personnel.

        Our operations depend on the continuing efforts of our executive officers and senior management. Our business or prospects could be adversely affected if any of these persons does not continue in their management role with us and we are unable to attract and retain qualified replacements. Additionally, we do not presently carry key person insurance for any of our executive officers or senior management.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition and results of operations.

        Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Our costs of drilling, completing and operating wells are often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures could be materially and adversely affected by any factor that may curtail, delay or cancel drilling, including the following:

  •
  delays imposed by or resulting from compliance with regulatory requirements;

  •
  unusual or unexpected geological formations;

  •
  pressure or irregularities in geological formations;

  •
  shortages of or delays in obtaining equipment and qualified personnel;

  •
  equipment malfunctions, failures or accidents;

  •
  unexpected operational events and drilling conditions;

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  pipe or cement failures;

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  casing collapses;

  •
  lost or damaged oilfield drilling and service tools;

  •
  loss of drilling fluid circulation;

  •
  uncontrollable flows of oil, natural gas and fluids;

  •
  fires and natural disasters;

  •
  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

  •
  adverse weather conditions;

  •
  reductions in oil and natural gas prices;

  •
  oil and natural gas property title problems; and

  •
  market limitations for oil and natural gas.

        If any of these factors were to occur with respect to a particular field, we could lose all or a part of our investment in the field, or we could fail to realize the expected benefits from the field, either of which could materially and adversely affect our revenue and profitability.

The use of geoscientific, petropyhsical and engineering analyses and other technical or operating data to evaluate drilling prospects is uncertain and does not guarantee drilling success or recovery of economically producible reserves.

        Our decisions to explore, develop and acquire prospects or properties targeting the Eagle Ford Shale, Bakken Shale, Marcellus Shale, and other areas depend on data obtained through geoscientific, petrophysical and engineering analyses, the results of which can be uncertain. Even when properly used and interpreted, data from whole cores, regional well log analyses and 3-D seismic only assist our technical team in identifying hydrocarbon indicators and subsurface structures and estimating hydrocarbons in place. They do not allow us to know conclusively the amount of hydrocarbons in place and if those hydrocarbons are producible economically. In addition, the use of advanced drilling and completion technologies for our Bakken Shale and Eagle Ford developments, such as horizontal drilling and multi-stage fracture stimulations, requires greater expenditures than our traditional development drilling strategies. Our ability to commercially recover and produce the hydrocarbons that we believe are in place and attributable to the our properties will depend on the effective use of advanced drilling and completion techniques, the scope of our drilling program (which will be directly affected by the availability of capital), drilling and production costs, availability of drilling and completion services and equipment, drilling results, lease expirations, regulatory approval and geological and mechanical factors affecting recovery rates. Our estimates of unproved reserves, estimated ultimate recoveries per well, hydrocarbons in place and resource potential may change significantly as development of our oil and gas assets provides additional data.

We may incur losses as a result of title deficiencies.

        We purchase and acquire from third parties or directly from the mineral fee owners certain oil and gas leasehold interests and other real property interests upon which we will perform our drilling and exploration activities. The existence of a title deficiency can significantly devalue an acquired interest or render a lease worthless and can adversely affect our results of operations and financial condition. As is customary in the oil and gas industry, we generally rely upon the judgment of oil and gas lease brokers or our internal independent landmen who perform the field work in examining records in the appropriate governmental offices and abstract facilities before attempting to acquire or place under lease a specific mineral interest and before drilling a well on a leased tract. The failure of title may not be discovered until after a well is drilled, in which case we may lose the lease and the right to produce all or a portion of the minerals under the property.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

        We operate in a highly competitive environment for acquiring properties, exploiting mineral leases, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in an efficient manner even in a highly competitive environment. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

We have limited experience in drilling wells to the Marcellus Shale, Utica Shale, Eagle Ford Shale and Bakken Shale/Three Forks/Sanish formations and limited information regarding reserves and decline rates in these areas. Wells drilled to these areas are more expensive and more susceptible to mechanical problems in drilling and completion techniques than wells in conventional areas.

        We have limited experience in the drilling and completion of Marcellus Shale, Utica Shale, Eagle Ford Shale and Bakken Shale/Three Forks/Sanish formations wells, including limited horizontal drilling and completion experience. Other operators in these plays may have significantly more experience in the drilling and completion of these wells, including the drilling and completion of horizontal wells. In addition, we have limited information with respect to the ultimate recoverable reserves and production decline rates in these areas due to their limited histories. The wells drilled in Marcellus Shale, Utica Shale, Eagle Ford Shale and Bakken Shale/Three Forks/Sanish formations are primarily horizontal and require more artificial stimulation, which makes them more expensive to drill and complete. The wells also are more susceptible to mechanical problems associated with the drilling and completion of the wells, such as casing collapse and lost equipment in the wellbore due to the length of the lateral portions of these unconventional wells. The fracturing of these formations will be more extensive and complicated than fracturing geological formations in conventional areas of operation.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

        Our prospects are in various stages of evaluation. There is no way to predict with certainty in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable, particularly in light of the current economic environment. The use of seismic data and other technologies, and the study of producing fields in the same area, will not enable us to know conclusively before drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercially viable quantities. Moreover, the analogies we draw from available data from other wells, more fully explored prospects or producing fields may not be applicable to our drilling prospects.

New technologies may cause our current exploration and drilling methods to become obsolete.

        The oil and gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our operations and financial condition may be adversely affected.

Our indebtedness could adversely affect our financial condition and our ability to operate our business.

        As of March 31, 2012, our outstanding indebtedness was approximately $369.5 million (which included borrowings under our MHR Senior Revolving Credit Facility, our MHR Term Loan Facility and the Eureka Hunter Term Loan). We will incur additional debt from time to time, and such borrowings may be substantial. Our debt could have material adverse consequences to us, including the following:

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  it may be difficult for us to satisfy our obligations, including debt service requirements under our credit agreements;

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  our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and other general corporate purposes may be impaired;

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  a significant portion of our cash flow is committed to payments on our debt, which will reduce the funds available to us for other purposes, such as future capital expenditures;

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  we are more vulnerable to price fluctuations and to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited; and

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  our ability to capitalize on business opportunities, and to react to competitive pressures, as compared to others in our industry, may be limited.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

        Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending on reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs, which would adversely affect our business, financial condition and results of operations.

Product price derivative contracts may expose us to potential financial loss.

        To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and will likely in the future enter into derivative contracts in order to economically hedge a portion of our oil and natural gas production. Derivative contracts expose us to risk of financial loss in some circumstances, including when:

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  production is less than expected;

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  the counterparty to the derivative contract defaults on its contract obligations; or

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  there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

        In addition, these derivative contracts may limit the benefit we would receive from increases in the prices for oil and natural gas. Under the terms of our MHR Senior Revolving Credit Facility and our MHR Term Loan Facility, the percentage of our total production volumes with respect to which we will be allowed to enter into derivative contracts is limited, and we therefore retain the risk of a price decrease for our remaining production volumes. Information as to these activities is set forth in the notes to our financial statements contained in our annual and quarterly reports that we file with the SEC on Forms 10-K and 10-Q, and any related amendments.

If oil and natural gas prices decline, we may be required to take write-downs of the carrying values of our oil and natural gas properties, potentially triggering earlier-than-anticipated repayments of any outstanding debt obligations and negatively impacting the trading value of our securities.

        There is a risk that we will be required to further write down the carrying value of our oil and gas properties, which would reduce our earnings and stockholders' equity. We account for our crude oil and natural gas exploration and development activities using the successful efforts method of accounting. Under this method, costs of productive exploratory wells, developmental dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The capitalized costs of our oil and gas properties may not exceed the estimated future net cash flows from our properties. If capitalized costs exceed future cash flows, we write down the costs of the properties to our estimate of fair market value. Any such charge will not affect our cash flow from operating activities, but will reduce our earnings and stockholders' equity. When evaluating our properties, we are required to test for potential write-downs at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets, which is typically on a field by field basis.

Write-downs could occur if oil and gas prices decline or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our drilling results. Because our properties currently serve, and will likely continue to serve, as collateral for advances under our existing and future credit facilities, a write-down in the carrying values of our properties could require us to repay debt earlier than we would otherwise be required. It is likely that the cumulative effect of a write-down could also negatively impact the value of our securities, including our common stock.

        The application of the successful efforts method of accounting requires managerial judgment to determine the proper classification of wells designated as developmental or exploratory, which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive but may actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Future wells are drilled that target geological structures that are both developmental and exploratory in nature. A subsequent allocation of costs is then required to properly account for the results. The evaluation of oil and gas leasehold acquisition costs requires judgment to estimate the fair value of these costs with reference to drilling activity in a given area.

        The Company incurred an impairment charge related to certain proved oil and gas properties acquired as part of our acquisition of NGAS in 2011 totaling $21.8 million due to a significant decline in natural gas prices at December 31, 2011. Impairment of proved oil and gas properties was calculated on a field by field basis under the successful efforts accounting method. An impairment was recorded based upon the estimated fair value of a field when the undiscounted reserve value of the field was less than the net capitalized cost of the field at December 31, 2011. Fair value was determined by calculating the present value of future net cash flows using NYMEX prices in effect during February 2012. During 2011, we also incurred impairment charges associated with our undeveloped acreage of $306,000 and $802,000 in our Eagle Ford Shale and Appalachian Basin regions, respectively, due to expiring acreage that we chose not to develop. During the quarter ended March 31, 2012, we also incurred impairment charges of $8.7 million due to expiring leasehold acreage.

        We review our oil and gas properties for impairment annually or whenever events and circumstances indicate a decline in the recoverability of their carrying value. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil or gas prices subsequently increase. Given the complexities associated with oil and gas reserve estimates and the history of price volatility in the oil and gas markets, events may arise that would require us to record further impairments of the book values associated with oil and gas properties.

Restrictive covenants in our credit facilities may restrict our ability to pursue our business strategies.

        Our MHR Senior Revolving Credit Facility and our MHR Term Loan Facility contain certain covenants that, among other things, restrict our ability to, with certain exceptions:

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  incur indebtedness;

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  grant liens;

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  make certain restricted payments, including payment of dividends on our outstanding stock;

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  change the nature of our business;

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  acquire or make expenditures for oil and gas properties outside of the U.S. and Canada;

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  dispose of our assets or enter into mergers, consolidations or similar transactions;

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  make investments, loans or advances;

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  enter into transactions with affiliates;

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  create new subsidiaries; and

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  enter into certain derivative transactions.

        Our MHR Senior Revolving Credit Facility also requires us to satisfy certain financial covenants, including maintaining:

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  a ratio of earnings before interest, taxes, depreciation, amortization and exploration expenses, or EBITDAX, to interest of not less than 2.5 to 1.0;

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  a debt to EBITDAX ratio of not more than 4.25 to 1.0 for the fiscal quarter ended December 31, 2011, and of not more than 4.00 to 1.0 commencing with the fiscal quarter ending March 31, 2012 (or of not more than 4.50 to 1.0 for the fiscal quarters ending June 30, 2012 and September 30, 2012, and not more than 4.0 to 1.0 commencing with the fiscal quarter ending December 31, 2012, if the Company issues any second lien debt or senior notes in an aggregate principal amount in excess of $350,000,000 or if the Baytex Acquisition closes); and

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  a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0 or of not less than 1.05 to 1.0 commencing with the fiscal quarter ending June 30, 2012 if and for so long as the amounts owed under our MHR Term Loan Facility have not been repaid in full as of such date (or of not less than 0.85 to 1.0 for the fiscal quarter ending June 30, 2012 only if the Company does not issue any second lien debt or senior notes and does not consummate the Baytex Acquisition).

        Our MHR Term Loan Facility also requires us to satisfy certain financial covenants, including maintaining:

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  an EBITDAX to interest ratio of not less than 2.125 to 1.0;

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  a debt to EBITDAX ratio of not more than 5.00 to 1.0 for the fiscal quarter ended December 31, 2011, and of not more than 4.75 to 1.0 commencing with the fiscal quarter ending March 31, 2012;

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  a ratio of our total proved reserves to our indebtedness under our MHR Senior Revolving Credit Facility and our MHR Term Loan Facility of not less than 1.5 to 1.0; and

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  a ratio of consolidated current assets to consolidated current liabilities of not less than 0.85 to 1.0 for the fiscal quarters ended December 31, 2011, and March 31, 2012 and of not less than 1.0 to 1.0 commencing with the fiscal quarter ending June 30, 2012 (or of not less than

    0.85 to 1.0 for the fiscal quarter ending June 30, 2012 only if the Company does not consummate the Baytex Acquisition).

        The Eureka Hunter Revolver and the Eureka Hunter Term Loan also require Eureka Hunter, a wholly-owned subsidiary of Eureka Holdings, our majority-owned subsidiary, to comply with certain financial covenants.

        Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing or reduce our expenditures. We cannot assure you that such waivers, amendments or alternative financings could be obtained or, if obtained, would be on terms acceptable to us.

If conditions to any future purchases of preferred units of Eureka Holdings in connection with the ArcLight Investment are not met, then we will not be able to obtain additional funds from ArcLight.

        ArcLight committed to invest an additional $93.2 million in Eureka Holdings. However, our ability to obtain additional funds from ArcLight is subject to our meeting the conditions for additional purchases of preferred units as set forth in the Series A Convertible Preferred Unit Purchase Agreement (the "Unit Purchase Agreement"), which include, among other things, that (i) the proceeds be used for certain approved capital expenditures, midstream growth projects and/or acquisitions (or for any other purposes agreed to by ArcLight), and (ii) no defaults or material adverse events have occurred. If these conditions are not met, then we will not be able to obtain additional funds from ArcLight.

There are restrictive covenants, mandatory distribution requirements and other provisions in the ArcLight Investment documents that may restrict our ability to pursue our business strategies with respect to Eureka Holdings and Eureka Hunter.

        The Amended and Restated Limited Liability Company Agreement of Eureka Holdings (the "EH Operating Agreement") contains certain covenants that, among other things, restrict the ability of Eureka Holdings and its subsidiaries to, with certain exceptions:

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  incur funded indebtedness, whether direct or contingent;

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  issue additional equity interests;

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  pay distributions to its owners, or repurchase or redeem any of its equity securities;

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  enter into any material acquisitions, dispositions or divestitures; or

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  enter into a sale or merger.

        Under the EH Operating Agreement, the holders of preferred units of Eureka Holdings are entitled to receive an annual distribution of 8%, payable quarterly. For the quarter ending March 31, 2012 through and including the quarter ending March 31, 2013, the board of directors of Eureka Holdings may elect to pay up to 75% of any such distribution in kind (i.e., in additional preferred units), in lieu of cash. For the quarter ending June 30, 2013 through and including the quarter ending March 31, 2014, the board of directors of Eureka Holdings may elect to pay up to 50% of any such distribution in kind. Thereafter, all distributions to ArcLight relating to the preferred units will be paid solely in cash.

        In addition to the required quarterly distributions of accrued preferred return on the preferred units, the EH Operating Agreement also (i) gives Eureka Holdings the right, at any time on or after the fifth anniversary of the closing of the initial ArcLight investment, to redeem all but not less than all, of the outstanding preferred units, and (ii) gives ArcLight the right, at any time on or after the eighth anniversary of the closing of the initial ArcLight investment, to require Eureka Holdings to redeem all, but not less than all, of the outstanding preferred units. If Eureka Holdings fails to meet its redemption obligations under clause (ii) above, then ArcLight will have the right to assume control of the board of directors of Eureka Holdings and, at its option, to cause Eureka Holdings and/or its other owners to enter into a sale, merger or other disposition of Eureka Holdings or its assets (on terms acceptable to ArcLight).

        Further, pursuant to the terms of the EH Operating Agreement, the number and composition of the board of directors of Eureka Holdings may change over time based on ArcLight's percentage ownership interest in Eureka Holdings (after taking into account any additional purchases of preferred units) and the satisfaction of certain performance goals by Eureka Holdings (or its failure to satisfy such goals) by the third anniversary of the closing of the initial ArcLight investment (or as of any anniversary after such date). The board of directors of Eureka Holdings is currently composed of a majority of members appointed by Magnum Hunter. Subject to the rights described above, the board of directors of Eureka Holdings may in the future be composed of an equal number of directors appointed by Magnum Hunter and ArcLight or, in certain cases, of a majority of directors appointed by ArcLight.

        The EH Operating Agreement also contains a requirement that ArcLight have an exclusive first right to fund up to 100% of Eureka Holdings' funding requirements, subject to certain exceptions.

        In the event that a change of control of Magnum Hunter occurs at any time prior to a qualified public offering of Eureka Holdings, ArcLight will have the right under the terms of the EH Operating Agreement to purchase sufficient additional preferred units in Eureka Holdings so that it holds up to 51.0% of the ownership of Eureka Holdings.

        The EH Operating Agreement also contains pre-emptive rights and unit conversion rights in favor of ArcLight, transfer restrictions on Magnum Hunter's ownership interests in Eureka Holdings (subject to certain exceptions), rights of first refusal and co-sale rights in favor of ArcLight, and certain registration rights in favor of ArcLight.

        These restrictive covenants, mandatory distribution requirements and other provisions in the ArcLight Investment documents may restrict our ability to pursue our business strategies with respect to Eureka Holdings, Eureka Hunter and TransTex.

Our obligations under our credit facilities are secured by substantially all of our assets, and any failure to meet our debt obligations would adversely affect our business and financial condition.

        Certain of our subsidiaries, including PRC Williston, LLC, Triad Hunter, LLC, Eagle Ford Hunter, Inc., Magnum Hunter Production, Inc., NGAS Hunter, LLC, Williston Hunter Canada, Inc., Williston Hunter, Inc., Williston Hunter ND, LLC and Bakken Hunter, LLC, have each guaranteed the performance of our obligations under our MHR Senior Revolving Credit Facility and our MHR Term Loan Facility, and our obligations under these credit facilities have been collateralized through the grant of first and second priority liens on substantially all of the assets held by Magnum Hunter Resources Corporation and these restricted subsidiaries (other than the equity interest in Eureka Hunter). An event of default under either of these credit facilities will (after giving effect to any grace period) constitute an event of default under the other.

        Eureka Hunter's obligations under the Eureka Hunter Revolver and the Eureka Hunter Term Loan have been guaranteed by Eureka Hunter and Eureka Hunter Land, LLC, a subsidiary of Eureka Hunter, and have been collateralized through the grant of first and second priority liens on substantially all of the assets held by Eureka Hunter and Eureka Hunter Land, LLC and by the pledge of the equity of Eureka Hunter owned by Eureka Holdings and shall be collateralized through similar grants by any future subsidiary of Eureka Hunter (including TransTex, which became a subsidiary in

April 2012. An event of default under either of these credit facilities will constitute an event of default under the other. The Eureka Hunter Revolver and the Eureka Hunter Term Loan are non-recourse to Eureka Holdings (other than the pledge of equity in Eureka Hunter), Magnum Hunter Resources Corporation and to Magnum Hunter's other restricted subsidiaries under our MHR Senior Revolving Credit Facility and MHR Term Loan Facility.

        Our ability to meet our debt obligations under these credit facilities will depend on the future performance of our properties, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control. Our failure to service any such debt could result in a default under the related credit facility and the credit facility under which such default is a cross-default, which could result in the loss of our ownership interests in the secured properties and otherwise materially adversely affect our business, financial condition and results of operations.

We are subject to complex federal, state, local and foreign laws and regulations, including environmental laws, which could adversely affect our business.

        Exploration for and development, exploitation, production, processing, gathering, transportation and sale of oil and natural gas in the U.S. and Canada are subject to extensive federal, state, local and foreign laws and regulations, including complex tax laws and environmental laws and regulations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws, regulations or incremental taxes and fees, could harm our business, results of operations and financial condition. We may be required to make large expenditures to comply with environmental and other governmental regulations. Energy Hunter Securities, Inc., one of our wholly-owned subsidiaries, is also subject to the rules and regulations promulgated by the Financial Industry Regulatory Authority in connection with its broker-dealer activities relating to our drilling and/or income partnership programs.

        It is possible that new taxes on our industry could be implemented and/or tax benefits could be eliminated or reduced, reducing our profitability and available cash flow. In addition to the short-term negative impact on our financial results, such additional burdens, if enacted, would reduce our funds available for reinvestment and thus ultimately reduce our growth and future oil and natural gas production.

        Matters subject to regulation include oil and gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials, discharge permits for drilling operations, spacing of wells, environmental protection and taxation. We could incur significant costs as a result of violations of or liabilities under environmental or other laws, including third party claims for personal injuries and property damage, reclamation costs, remediation and clean-up costs resulting from oil spills and pipeline leaks and ruptures and discharges of hazardous materials, fines and sanctions, and other environmental damages.

Certain federal income tax deductions currently available with respect to oil and natural gas exploration and development may be eliminated as a result of future legislation.

        Congress has recently considered, is considering, and may continue to consider, legislation that, if adopted in its proposed or similar form, would deprive some companies involved in oil and natural gas exploration and production activities of certain U.S. federal income tax incentives and deductions currently available to such companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures.

        It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective and whether such changes may apply retroactively. Although we are unable to predict whether any of these or other proposals will ultimately be enacted, the passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available to us, and any such change could negatively affect our financial condition and results of operations.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        Hydraulic fracturing is an important and common practice that is used to stimulate production of natural gas and/or oil from dense subsurface rock formations. The hydraulic fracturing process involves the injection of water, sand, and chemicals under pressure into the formation to fracture the surrounding rock and stimulate production. We commonly use hydraulic fracturing as part of our operations. Hydraulic fracturing typically is regulated by state oil and natural gas commissions, but the EPA has asserted federal regulatory authority pursuant to the Safe Drinking Water Act over certain hydraulic fracturing activities involving the use of diesel. In addition, legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing under the Safe Drinking Water Act and to require disclosure of the chemicals used in the hydraulic fracturing process. Several states, including Texas, are also considering implementing, or in some instances, have implemented, new regulations pertaining to hydraulic fracturing, including the disclosure of chemicals used in connection therewith. In May 2011, a bill was passed by the Texas legislature that will require hydraulic fracturing operators to disclose the chemicals used in the fracturing process on a well-by-well basis. Further, various municipalities in several states, including Pennsylvania, West Virginia and Ohio, have passed ordinances which seek to prohibit hydraulic fracturing. We believe that we follow applicable standard industry practices and legal requirements for groundwater protection in our hydraulic fracturing activities. Nonetheless, if new or more stringent federal, state, or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development, or production activities, and perhaps even be precluded from drilling wells.

        In addition, certain governmental reviews are either underway or being proposed that focus on environmental aspects of hydraulic fracturing practices. The White House Council on Environmental Quality is coordinating an administration-wide review of hydraulic fracturing practices, and a committee of the U.S. House of Representatives has conducted an investigation of hydraulic fracturing practices. The EPA has commenced a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater, with initial results expected to be available by late 2012 and final results by 2014. Moreover, the EPA is developing effluent limitations for the treatment and discharge of wastewater resulting from hydraulic fracturing activities and plans to propose these standards by 2014. Other governmental agencies, including the U.S. Department of Energy and the U.S. Department of the Interior, are evaluating various other aspects of hydraulic fracturing. These ongoing or proposed studies, depending on their degree of pursuit and any meaningful results obtained, could spur initiatives to further regulate hydraulic fracturing under the federal Safe Drinking Water Act or other regulatory mechanisms.

        To our knowledge, there have been no citations, suits, or contamination of potable drinking water arising from our fracturing operations. We do not have insurance policies in effect that are intended to provide coverage for losses solely related to hydraulic fracturing operations; however, we believe our general liability and excess liability insurance policies would cover third party claims related to hydraulic fracturing operations and associated legal expenses in accordance with, and subject to, the terms of such policies.

Climate change legislation or regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the oil, natural gas and natural gas liquids that we produce.

        In December 2009, the EPA published its findings that emissions of greenhouse gases, or GHGs, present a danger to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the Earth's atmosphere and other climatic conditions. Based on these findings, in 2010 the EPA adopted two sets of regulations that restrict emissions of GHGs under existing provisions of the federal Clean Air Act, including one that requires a reduction in emissions of GHGs from motor vehicles and another that requires certain construction and operating permit reviews for GHG emissions from certain large stationary sources. The stationary source final rule addresses the permitting of GHG emissions from stationary sources under the Clean Air Act Prevention of Significant Deterioration, or PSD, construction and Title V operating permit programs, pursuant to which these permit programs have been "tailored" to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. In addition, EPA adopted rules requiring the monitoring and reporting of GHGs from certain sources, including, among others, onshore and offshore oil and natural gas production facilities. We are evaluating whether GHG emissions from our operations are subject to the GHG emissions reporting rule and expect to be able to comply with any applicable reporting obligations. Also, Congress has from time to time considered legislation to reduce emissions of GHGs, and almost one-half of the states already have taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. The adoption of any legislation or regulations that require reporting of GHGs or otherwise restrict emissions of GHGs from our equipment and operations could require us to incur significant added costs to reduce emissions of GHGs or could adversely affect demand for the oil, natural gas and ngls we produce. Finally, some scientists have concluded that increasing concentrations of GHGs in the Earth's atmosphere may produce climate change that could have significant physical effect, such as increased frequency and severity of storms, droughts, and floods and other climatic events; if such effects were to occur, they could have an adverse effect on our assets and operations.

Our estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions may materially affect the quantities and present value of our reserves.

        Estimates of oil and natural gas reserves are inherently imprecise. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves. To prepare our proved reserve estimates, we must project production rates and the timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil, natural gas and ngl prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

        Actual future production, oil, natural gas and ngl prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil, natural gas and ngl prices and other factors, many of which are beyond our control.

We must obtain governmental permits and approvals for our drilling operations, which can be a costly and time consuming process, which may result in delays and restrictions on our operations.

        Regulatory authorities exercise considerable discretion in the timing and scope of specific permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations. For example, we are often required to prepare and present to federal, state, local or foreign authorities data pertaining to the effect or impact that proposed exploration for or production of oil or natural gas, pipeline construction, gas processing facilities and associated well production equipment may have on the environment. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

Our operations expose us to substantial costs and liabilities with respect to environmental matters.

        Our oil and natural gas operations are subject to stringent federal, state, local and foreign laws and regulations governing the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling or midstream construction activities commence, restrict the types, quantities and concentration of substances that can be released into the environment in connection with our drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution that may result from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory or remedial obligations or injunctive relief. Under existing environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether the release resulted from our operations, or our operations were in compliance with all applicable laws at the time they were performed. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our competitive position, financial condition and results of operations.

The adoption of derivatives legislation by Congress and related regulations could have an adverse impact on our ability to hedge risks associated with our business.

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Act, was enacted in 2010. The Act provides for new statutory and regulatory requirements for derivative transactions, including certain oil and gas hedging transactions involving swaps. In particular, the Act includes a requirement that certain hedging transactions involving swaps be cleared and exchange-traded and a requirement to post cash collateral for non-cleared swap transactions, although, at this time, it is unclear which transactions will ultimately be required to be cleared and exchange-traded or which counterparties will be required to post cash collateral with respect to non-cleared swap transactions. The Act provides for an exception from the clearing and exchange-trading requirement for hedging transactions by commercial end-users, a category of non-financial entities in which we may be included, where the entity uses swaps to mitigate contractual risk and notifies the Commodity Futures Trading Commission, or CFTC, how it generally meets financed obligations associated with non-cleared swaps. While the CFTC, and other federal agencies have adopted, and continue to adopt, numerous regulations pursuant to the Act, certain key concepts and defined terms under the Act have not yet been delineated by rules and regulations to be adopted by the CFTC and other applicable regulatory agencies. As a consequence, it is difficult to predict the aggregate effect the Act and the regulations promulgated thereunder may have on our hedging activities. Whether we are required to submit our swap transactions for clearing or post cash collateral with respect to such transactions will depend on the counterparty as well as final rules and definitions adopted by the CFTC. If we are subject to such requirements, significant liquidity issues could result by reducing our ability to use cash posted as collateral for investment or other corporate purposes. A requirement to post cash collateral could also limit our ability to execute strategic hedges, which would result in increased commodity price uncertainty and volatility in our future cash flows. The Act and related regulations will also require us to comply with certain futures and swaps position limits and new recordkeeping and reporting requirements, and may also require the counterparties to our derivative instruments to spin off some of their derivatives activities to a separate entity, which may not be as creditworthy as the current counterparty. The Act and related regulations could also materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, reduce our ability to monetize or restructure existing derivative contracts, and increase our exposure to less creditworthy counterparties. If we reduce our use of derivatives as a result of the legislation and regulations, our results of operations may become more volatile and our cash flows may be less predictable.

Acquired properties may not be worth what we pay due to uncertainties in evaluating recoverable reserves and other expected benefits, as well as potential liabilities.

        Successful property acquisitions require an assessment of a number of factors beyond our control. These factors include exploration and development potential, future oil and natural gas prices, operating costs, and potential environmental and other liabilities. These assessments are complex and inherently imprecise. Our review of the properties we acquire may not reveal all existing or potential problems. In addition, our review may not allow us to fully assess the potential deficiencies of the properties. We do not typically inspect every well, and even when we inspect a well we may not discover structural, subsurface, or environmental problems that may exist or arise. We may not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and our contractual indemnification may not be effective. Often, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties by the previous owners. If an acquired property is not performing as originally estimated, we may have an impairment which could have a material adverse effect on our financial position and future results of operations.

Our recent acquisitions and any future acquisitions may not be successful, may substantially increase our indebtedness and contingent liabilities, and may create integration difficulties.

        As part of our business strategy, we have acquired and intend to continue to acquire businesses or assets we believe complement our existing operations and business plan. We may not be able to successfully integrate these acquisitions into our existing operations or achieve the desired profitability from such acquisitions. These acquisitions may require substantial capital expenditures and the incurrence of additional indebtedness which may change significantly our capitalization and results of operations. Further, these acquisitions could result in:

  •
  post-closing discovery of material undisclosed liabilities of the acquired business or assets, title or other defects with respect to acquired assets, discrepancies in furnished financial statements or other information or breaches of representations made by the sellers;

  •
  the unexpected loss of key employees or customers from acquired businesses;

  •
  difficulties resulting from our integration of the operations, systems and management of the acquired business; and

  •
  an unexpected diversion of our management's attention from other operations.

        If acquisitions are unsuccessful or result in unanticipated events, such as the post-closing discovery of the matters described above, or if we are unable to successfully integrate acquisitions into our existing operations, such acquisitions could adversely affect our financial condition, results of operations and cash flow. The process of integrating our operations could cause an interruption of, or loss of momentum in, the activities of our business. Members of our management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our existing business. If management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

We pursue acquisitions as part of our growth strategy and there are risks in connection with acquisitions.

        Our growth has been attributable in part to acquisitions of producing properties and companies. We expect to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms we consider favorable. However, we cannot assure you that suitable acquisition candidates will be identified in the future, or that we will be able to finance such acquisitions on favorable terms. In addition, we compete against other companies for acquisitions, and we cannot assure you that we will successfully acquire any material property interests. Further, we cannot assure you that future acquisitions by us will be integrated successfully into our operations or will increase our profits.

        The successful acquisition of producing properties requires an assessment of numerous factors beyond our control, including, without limitation:

  •
  recoverable reserves;

  •
  exploration and development potential;

  •
  future oil and natural gas prices;

  •
  operating costs; and

  •
  potential environmental and other liabilities.

        In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices. The resulting assessments are inexact and their accuracy uncertain, and such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies within the time frame required to complete the transactions. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is made.

        Additionally, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geologic characteristics or geographic location than our existing properties. While our current operations are primarily focused in the south Texas, West Virginia, Ohio, Kentucky, North Dakota and Saskatchewan regions, we may pursue acquisitions of properties located in other geographic areas.

Our current Eureka Hunter gathering operations and the expected future expansion of these operations subject us to additional governmental regulations.

        We are currently continuing the construction of our Eureka Hunter System, which provides or is anticipated to provide gas gathering services primarily in support of our Company-owned properties as well as other upstream producers' operations in West Virginia and Ohio. We have completed certain sections of the pipeline and anticipate further expansion of the pipeline in the future, which expansion will be determined by various factors, including the completion of construction, securing regulatory and governmental approvals, resolving any land management issues and connecting the pipeline to the producing sources of natural gas.

        The construction, operation and maintenance of the Eureka Hunter System involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital. There can be no assurance that our pipeline construction projects will be completed on schedule or at the budgeted cost, or at all. The operations of our gathering system are also subject to stringent and complex federal, state and local environmental laws and regulations. These laws and regulations can restrict or impact our business activities in many ways, including restricting the manner in which we dispose of substances, requiring remedial action to remove or mitigate contamination, and requiring capital expenditures to comply with control requirements. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liability for costs required to clean up and restore sites where substances and wastes have been disposed or otherwise released. Moreover, there exists the possibility for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or wastes into the environment.

        There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations including releases of substances into the environment, and waste disposal practices. For example, an accidental release from the Eureka Hunter System could subject us to substantial liabilities arising from environmental cleanup, restoration costs and natural resource damages, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover some or any of these costs from insurance.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering will be approximately $148.7 million, after deducting fees of the underwriters and estimated offering expenses. We estimate that the net proceeds to us from the concurrent notes offering will be approximately $432.2 million, after deducting fees of the initial purchasers and estimated offering expenses. The closing of this offering is not conditioned on the closing of the notes offering, and the notes offering is not conditioned on the closing of this offering.

        We intend to allocate the net proceeds from this offering and the concurrent notes offering to fund the Baytex Acquisition. We also intend to use the net proceeds from this offering and the concurrent notes offering, together with other sources of liquidity, for general corporate purposes, including to fund capital expenditures for drilling, development and infrastructure.

        We intend to use approximately $311 million (before adjustments) to fund the Baytex Acquisition. This offering is not conditioned on the closing of the Baytex Acquisition and, if such transaction does not close, we would use the proceeds for general corporate purposes. In addition, Samson has the option to participate in the acquisition of up to approximately 84% of the Baytex Assets. In the event of Samson's participation, a portion of the net proceeds from this offering will be reallocated for working capital and general corporate purposes. The net proceeds from this offering may include future redemption of a portion or all of the Company's outstanding Series C Preferred Stock.

        Our actual use of the net proceeds may vary depending on our operating and capital needs from time to time. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. Factors that could cause us to further increase our level of activity and capital expenditure budget, and thereby reallocate some of the proceeds from this offering, include a reduction in exploration and production costs, the formation of joint ventures with other exploration and production companies, the divestiture of non-strategic assets, a further improvement in commodity prices or well performance that exceeds our forecasts, all of which would positively impact our operating cash flow. Factors that would cause us to reduce our capital expenditure budget include, but are not limited to, increases in exploration and production costs, reductions in commodity prices or underperformance of wells relative to our forecasts, all of which would negatively impact our operating cash flow.

COMMON STOCK PRICE RANGE AND DIVIDENDS

        Our common stock is listed on the New York Stock Exchange. The following table sets forth, for the periods indicated, the range of high and low sales prices of and dividends declared and paid on our common stock:

	Price Range
	High	Low
2012
Second Quarter through May 10, 2012	$6.71	$4.80
First Quarter	$7.53	$5.44
2011
Fourth Quarter	$5.59	$2.33
Third Quarter	7.90	3.28
Second Quarter	8.66	5.76
First Quarter	8.62	6.44
2010
Fourth Quarter	$8.05	$3.87
Third Quarter	4.85	3.75
Second Quarter	5.49	3.00
First Quarter	3.29	1.50

        The reported last sale price for our common stock on the New York Stock Exchange on May 10, 2012 was $4.81 per share. As of May 10, 2012, there were 131,346,407 shares of common stock outstanding, and our outstanding shares of common stock were held by approximately 315 shareowner accounts of record.

DIVIDEND POLICY

        We have never paid any cash dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time. In addition, the terms of our existing debt agreements restrict, and the terms of the indenture governing our proposed new notes are expected to restrict our ability to pay dividends on our common stock.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2012:

  •
  on an actual basis; and

  •
  on an as-adjusted basis, giving effect to this offering, assuming the notes offering is not completed;

  •
  on a further as-adjusted basis giving effect to: (1) the TransTex Acquisition and Baytex Acquisition, (2) the ArcLight Investment, (3) the issuance of 35,000,000 shares of common stock in this offering, (4) the issuance of $450.0 million amount of notes in our concurrent notes offering, and (5) the application of the approximately $148.7 million of net proceeds from this offering and $432.2 million from the notes offering, after deducting the Underwriters' discounts and estimated offering expenses and excluding accrued interest, to pay for the Baytex Acquisition, repay borrowings outstanding under our credit facilities, and for general corporate purposes.

        No assurances can be provided that the Baytex Acquisition referenced above, will be consummated. You should read this table in conjunction with the "Use of Proceeds" section in this prospectus supplement and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement.

	March 31, 2012
	Magnum Hunter Actual	Adjusted	As Further Adjusted
	(in thousands, except share amounts) (unaudited)
Cash and cash equivalents	$31,499	$180,179	$31,506

Long-term debt, including current portion:
MHR Senior Revolving Credit Facility(1)	205,000	205,000	35,104
MHR Term Loan Facility	100,000	100,000	—
Other Notes Payable	64,525	64,525	64,525
9.750% Senior Notes due 2020, net of discounts(2)	—	—	443,907

Total debt	369,525	369,525	543,536
Redeemable preferred stock:
Series C Cumulative Perpetual Preferred Stock	100,000	100,000	100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC	58,132	58,132	104,932
Shareholders' Equity:
Series D Cumulative Preferred Stock	114,416	114,416	114,416
Common stock(3)	1,322	1,672	1,672
Exchangeable common stock, $0.01 par value per share, 2,426,522 issued and outstanding as of March 31, 2012	24	24	24
Additional paid in capital	574,569	722,899	721,759
Accumulated deficit	(157,122)	(157,122)	(164,893)
Accumulated other comprehensive income	(9,038)	(9,038)	(9,038)
Treasury stock, at cost, 761,652 shares	(1,310)	(1,310)	(1,310)
Unearned common stock in KSOP at cost	(604)	(604)	(604)

Total Magnum Hunter Resources Corporation shareholders' equity	522,257	670,937	662,026
Noncontrolling interest	2,170	2,170	13,870

Total shareholders' equity	524,427	673,107	675,896

Total capitalization	$1,052,084	$1,200,764	$1,424,364

(1)
As further adjusted, after giving effect to the Contemplated Transactions, as at March 31, 2012, we would have had approximately $177.4 million of borrowing capacity available under our MHR Senior Revolving Credit Facility.

(2)
Represents the principal amount of the notes, excluding any offering discount.

(3)
Adjusted, and as further adjusted, as at March 31, 2012, includes $148.7 million of net proceeds of this offering assuming no exercise of the underwriters' over-allotment option and the $4.50 per share offering price.

DILUTION

        Purchasers of shares of our common stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share represents the amount of our total tangible assets, reduced by the amount of total liabilities, divided by the number of outstanding shares of common stock. Our net tangible book value as of March 31, 2012 was approximately $524.4 million or $3.89 per outstanding share of common stock. After giving effect to the sale of the shares of common stock pursuant to this offering and the application of the net proceeds therefrom at the public offering price of $4.50 per share, our net tangible book value as of March 31, 2012 would have been approximately $673.1 million or $3.97 per share. This represents an immediate increase in net tangible book value of $0.08 per share to existing shareholders and an immediate dilution of $0.53 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share(1)	$4.50
Net tangible book value per share as of March 31, 2012(1)	$3.89
Increase in net tangible book value per share attributable to new investors(2)	$0.08
Adjusted net tangible book value per share after this offering	$3.97
Dilution per share to new investors	$0.53

(1)
Based on the following calculation at March 31, 2012:

Net tangible book value at March 31, 2012: ($000)
Tangible total assets	$1,349,656
Total liabilities	(667,097)
Redeemable preferred stock	(158,132)

Net tangible book value at March 31, 2012	$524,427

Common shares outstanding at March 31, 2012	132,251,359
Exchangeable common shares outstanding at March 31, 2012	2,426,522

Total common shares outstanding at March 31, 2012	134,677,881

Net tangible book value per share at March 31, 2012	$3.89
(2)
Based on estimated net offering proceeds of $148.7 million

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX
CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of certain material United States federal income and estate tax considerations applicable to non-U.S. holders (as defined below) relating to the purchase, ownership and disposition of our common stock, which does not purport to be a complete analysis of all the related potential tax considerations. The rules governing the United States federal income and estate taxation of non-U.S. holders are complex, and no attempt will be made in this prospectus to provide more than a summary of certain of those rules. This summary is based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the "IRS"), and judicial decisions, all as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different than those described in this summary. We have not sought any ruling from the IRS with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

        This summary is addressed only to persons who are non-U.S. holders who hold our common stock as a capital asset (generally property held for investment). As used in this discussion, except as modified for estate tax purposes, a "non-U.S. holder" means a beneficial owner of our common stock that, for United States federal income tax purposes that is not:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to United States federal income taxation regardless of its source; or

  •
  a trust (1) if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        This summary does not address any tax considerations arising under the laws of any foreign, state or local jurisdiction, the effect of any income tax treaty or any U.S. federal tax laws other than income and estate tax laws (such as gift tax laws or the Medicare tax on investment income). In addition, this discussion does not address tax considerations that are the result of a holder's particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities, foreign currencies or commodities, partnerships or other pass through entities (or investors therein), regulated investment companies, real estate investment trusts, former citizens or former long-term residents of the United States, or persons who will hold our common stock as a position in a hedging transaction, "straddle" or "conversion transaction." If an entity treated as a partnership for United States federal income tax purposes holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners considering an investment in our common stock are encouraged to consult their own tax advisors as to their tax consequences.

        This discussion does not constitute legal advice to any prospective purchaser of our common stock. Investors considering the purchase of our common stock are encouraged to consult their own tax advisors with respect to the application of the United States federal tax laws to their particular situations as well as to any tax consequences arising under the laws of any other taxing jurisdiction or under any applicable tax treaty.

Distributions on Our Common Stock

        As discussed above under "Dividend Policy," we do not currently anticipate paying cash dividends on our common stock. In the event that we do make a distribution to non-U.S. holders on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent distributions exceed our current and accumulated earnings and profits, such distributions will first be applied against and reduce a holder's adjusted basis in our common stock (on a share by share basis), but not below zero, and then the excess, if any, will be treated as gain from the sale of common stock, see "Certain Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders—Dispositions of Our Common Stock," below.

        Dividends paid on our common stock to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or a lower rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such non-U.S. holder in the United Sates) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (including the execution of IRS Form W-8ECI or other applicable form). Instead, such dividends are subject to United States federal income tax on a net income basis in generally the same manner as if the non-U.S. holder were a United States person as defined under the Internal Revenue Code. If a non-U.S. holder is a foreign corporation, any effectively connected earnings and profits (subject to adjustments) may be subject to an additional "branch profits tax" at a 30% rate or a lower rate specified by an applicable income tax treaty.

        A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable income tax treaty, as discussed below, for dividends will generally be required to complete IRS Form W-8BEN (or valid substitute or successor form) and certify under penalties of perjury that such holder is not a United States person as defined under the Internal Revenue Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities and to non-U.S. holders whose stock is held through certain foreign intermediaries.

        A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to a treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Dispositions of Our Common Stock

        A non-U.S. holder will generally not be subject to United States federal income tax or withholding on any gain realized on the sale, exchange or other disposition of our common stock unless:

  •
  the gain is effectively connected with the conduct of a trade or business in the United States (and, where an income tax treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder); in these cases, the non-U.S. holder will be subject to United States federal income tax on the net gain derived from the disposition in the same manner as if the non-U.S. holder were a United States person as defined in the Internal Revenue Code (unless an applicable income tax treaty provides otherwise), and if the non-U.S. holder is a foreign corporation, the non-U.S. holder may be subject to an additional "branch profits tax" on its effectively connected earnings and profits (subject to adjustments) at a 30% rate or a lower rate specified by an applicable income tax treaty;

  •
  the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year in which the disposition occurs and certain other conditions are met; in these cases, the individual non-U.S. holder will be subject to a flat 30% tax (or tax at a lower applicable treaty rate) on the gain derived from the disposition, which gain may be offset by United States source capital losses, even though the individual is not considered a resident of the United States; or

  •
  we are or have been a USRPHC at any time during the shorter of the non-U.S. holder's holding period for our common stock and the five-year period ending on the date of disposition (the "applicable period"), and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Internal Revenue Code), such non-U.S. holder actually or constructively holds or held more than 5% of our common stock at any time during the applicable period. We believe that we are, and will continue to be for the foreseeable future, a USRPHC, and that our common stock is and will be traded on an established securities market. As long as this is the case, only a non-U.S. holder that holds or held more than 5% of our common stock during the applicable period will be subject to United States federal income tax on the disposition of our common stock. Any taxable gain generally would be subject to tax in the same manner as if the non-U.S. holder were a United States person as defined in the Internal Revenue Code.

Information Reporting and Backup Withholding

        Dividends paid to a non-U.S. holder generally are subject to information reporting. United States federal backup withholding will also apply unless the non-U.S. holder properly provides an applicable IRS Form W-8 (or valid substitute or successor form) certifying under penalties of perjury that such stockholder is a non-U.S. person or otherwise meets documentary evidence requirements for establishing that such stockholder is a non-U.S. person or otherwise qualifies for an exemption. Copies of information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        The gross proceeds from the disposition of our common stock within the United States or conducted through certain United States related financial intermediaries may be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such non-U.S. holder's United States federal income tax liability by timely providing the required information and appropriate claim for refund with the IRS.

Recent Legislation

        On March 18, 2010, President Obama signed the Hiring Incentives to Restore Employment Act (the "HIRE Act") into law. The HIRE Act added a new chapter 4 to the Code. Effective for payments made after December 31, 2013 (in the case of dividends), and December 31, 2014 (in the case of disposition proceeds), chapter 4 generally requires us or our paying agent (in its capacity as such) to deduct and withhold a tax equal to 30% of any dividend payments made to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign institution or entity is acting as an intermediary), and requires any person having the control, receipt, custody, disposal, or payment of any gross proceeds of sale or other disposition of our common stock to deduct and withhold a tax equal to 30% of any such proceeds, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institutions (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implication of this recently enacted legislation on an investment in our common stock.

        Although the withholding rules described above currently would apply to applicable payments made after December 31, 2012, proposed Treasury Regulations provide that such rules will apply to dividends made after December 31, 2013, and to payments of gross proceeds from a sale or other disposition of common stock after December 31, 2014.

        The proposed Treasury Regulations described above will not be effective until they are issued in their final form, and as of the date of this prospectus supplement, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all. Prospective non-U.S. holders should consult their own tax advisors with respect to the tax consequences of the recently enacted legislation described above.

Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and, therefore, may be subject to United States federal estate tax.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Credit Suisse Securities (USA) LLC	7,125,000
Citigroup Global Markets Inc.	7,125,000
BMO Capital Markets Corp.	2,625,000
Deutsche Bank Securities Inc.	2,343,750
Goldman, Sachs & Co.	3,906,250
RBC Capital Markets, LLC	1,562,500
SunTrust Robinson Humphrey, Inc.	1,328,125
UBS Securities LLC	3,437,500
Canaccord Genuity Inc.	687,500
Capital One Southcoast, Inc.	1,562,500
Keybanc Capital Markets Inc	937,500
Simmons & Company International	625,000
Stephens Inc.	687,500
Wunderlich Securities, Inc.	625,000
ABN Amro Securities (USA) LLC	187,500
Caris & Company	78,125
MLV & Co.	78,125
Pritchard Capital Partners, LLC	78,125

Total	35,000,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. The underwriters, however, are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

        The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 5,250,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 5,250,000 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$4.50	$157,500,000	$181,125,000
Underwriting discounts and commissions to be paid by us	$0.252	$8,820,000	$10,143,000
Proceeds, before expenses, to us	$4.248	$148,680,000	$170,982,000

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $             million.

        Our common stock is listed on the New York Stock Exchange under the symbol "MHR"

        We and all of our directors and officers have agreed that, without the prior written consent of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        The restrictions described in this paragraph do not apply to:

  •
  the sale of shares to the underwriters;

  •
  existing pledges of shares and sales to satisfy margin calls;

  •
  cashless exercise;

  •
  transfers required by law;

  •
  sales of share held by the Company's KSOP;

  •
  the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

  •
  a transfer of shares to a family member or trust for the benefit of a family member;

  •
  a bona fide gift of shares, provided the transferee agrees to be bound by the restrictions described in this paragraph; or

  •
  a sale of the shares pursuant to a written plan meeting the requirements of Rule 10b5-1 of the Securities and Exchange Act of 1934.

        In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because its representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We and the several underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

        (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

        (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an offer of shares to the public in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus

Directive means Directive 2003/71/EC (and amendments thereto, including the 2010PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010PD Amending Directive means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

        (a)   (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the shares would otherwise constitute a contravention of Section 19 of the FSMA by us;

        (b)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

        (c)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

        Our securities may not and will not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland only on the basis of a non-public offering, and neither this prospectus supplement nor any other solicitation for investments in our securities may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of articles 652a or 1156 of the Swiss Federal Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This offering memorandum may not be copied, reproduced, distributed or passed on to others without the underwriters' and agents' prior written consent. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange and may not comply with the information standards required thereunder. We will not apply for a listing of our securities on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement may not comply with the information required under the relevant listing rules. The securities have not been and will not be approved by any Swiss regulatory authority. The securities have not been and will not be registered with or supervised by the Swiss Federal Banking Commission, and have not been and will not be authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of our securities

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        Certain of the underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. Certain affiliates of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., BMO Capital Markets Corp., UBS Securities LLC, Capital One Southcoast, Inc., and RBC Capital Markets, LLC are lenders under our existing term loan facility and will receive a portion of the net proceeds from the concurrent notes offering pursuant to the repayment of indebtedness outstanding under our MHR Term Loan Facility. In addition, affiliates of certain of the underwriters are lenders under our MHR Revolving Credit Facility. The underwriters and their affiliates may provide similar services in the future.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered hereby will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

        The financial statements of Magnum Hunter Resources Corporation as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, incorporated into this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference into this prospectus supplement and has been incorporated in reliance upon its authority as experts in accounting and auditing.

        The information relating to our U.S. oil and natural gas reserves, as of December 31, 2011, incorporated into this prospectus supplement by reference, including all statistics and data, was derived from a reserves report dated January 17, 2012, evaluating our U.S. oil and natural gas properties (other than North Dakota reserves), prepared by Cawley, Gillespie & Associates, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry.

        The information relating to our Canadian and North Dakota oil and natural gas reserves, as of December 31, 2011, incorporated into this prospectus supplement by reference, including all statistics and data, was derived from a reserves report dated January 19, 2012, evaluating our Canadian and North Dakota oil and natural gas reserves, prepared by AJM Deloitte and Touche, LLP, independent oil and gas industry consultants, in reliance on the authority of such firm as experts in the oil and gas industry

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the SEC's rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.magnumhunterresources.com. You may also read and copy any document we file at the SEC's

Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC's Internet website at www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is an important part of this prospectus supplement and contains significant information about us, our business and our finances. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the information and documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on December 29, 2012, as amended by Form 10-K/A, filed with the SEC on March 27, 2012, and by Form 10-K/A, filed with the SEC on April 30, 2012;

  •
  our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2012, filed with the SEC on May 3, 2012 as amended by Form 10-Q/A, filed with the SEC on May 10, 2012;

  •
  our Current Reports on Form 8-K filed on January 13, 2012, January 19, 2012, January 30, 2012, February 21, 2012 (solely with respect to Items 1.01, 2.03 and 9.01 except Exhibits 99.1 and 99.2), March 9, 2012, March 27, 2012 (solely with respect to Items 1.01, 3.02, and 8.01), April 5, 2012 (solely with respect to Items 2.01, 3.02 and 9.01 except Exhibit 99.1), April 6, 2012 (solely with respect to Items 2.01 and 3.02), April 24, 2012 (solely with respect to Items 1.01 and 9.01 except Exhibits 99.1 and 99.2), May 4, 2012 (solely with respect to Items 8.01 and 9.01 except Exhibit 99.1), May 8, 2012 and May 14, 2012;

  •
  the description of our common stock included in the Form 8-A filed on August 25, 2006, and any amendment or report filed with the SEC for the purpose of updating such description; and

  •
  all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed "filed" with the SEC under such provisions.

        You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge, on the SEC's website.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or any prospectus supplement or into such documents). Such requests may be directed to the Corporate Secretary, Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, or you may call (832) 369-6986.

        In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

PROSPECTUS

Magnum Hunter Resources Corporation

$500,000,000
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, we may offer and sell any combination of our debt securities, common stock, preferred stock, depositary shares, warrants and guarantees of debt securities described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. Our obligations under debt securities we issue may also be guaranteed by certain of our subsidiaries. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. The aggregate initial offering price of all securities sold under this prospectus will not exceed $500,000,000. We will specify in an accompanying prospectus supplement the terms of any such offering. The prospectus supplement may also add to or update the information in this prospectus. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the "Where You Can Find More Information" and the "Incorporation of Certain Documents by Reference" sections of this prospectus for information about us and our financial statements. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         Our common stock is listed on the NYSE under the trading symbol "MHR". On January 12, 2012, the last reported sale price of our common stock on the NYSE was $6.15. Our 10.25% Series C Cumulative Perpetual Preferred Stock ("Series C Preferred Stock") is listed on the NYSE Amex under the trading symbol "MHR.PrC". On January 12, 2012 the last reported sale price of our Series C Preferred Stock on the NYSE Amex was $25.14. Our 8.0% Series D Cumulative Preferred Stock ("Series D Preferred Stock") is listed on the NYSE Amex under the trading symbol "MHR.PrD". On January 12, 2012, the last reported sale price of our Series D Preferred Stock on the NYSE Amex was $44.87.

         Investing in our securities involves various risks. In our filings with the SEC, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities. See the section entitled "Risk Factors" beginning on page 2 of this prospectus. Additional risks associated with an investment in our company as well as with the particular types of securities will be described in the related prospectus supplement.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 18, 2012.

        This prospectus and any accompanying prospectus supplement, including the exhibits and the documents incorporated therein by reference, can be accessed on the SEC's web site or at the SEC's offices described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This document is called a "prospectus", and it provides you with a general description of the securities we may offer. We have filed a registration statement (of which this prospectus forms a part) with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" before buying any of the securities offered under this prospectus.

        Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's offices. The SEC's web site and street address are provided under the heading "Where You Can Find More Information".

        When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents. Our business, assets, financial condition, results of operations and prospects may have changed since such dates.

        This prospectus contains and incorporates by reference forward-looking statements. Any prospectus supplement or "free writing prospectus" we authorize may also contain forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus, any prospectus supplement and the documents incorporated by reference into the foregoing. See "Special Note Regarding Forward-Looking Statements" in this prospectus for more information. You should also carefully consider the various risk factors included in this prospectus or in any prospectus supplement or incorporated by reference into the foregoing from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated. You should not place undue reliance on our forward-looking statements.

        We are not making any representation to you regarding the legality of an investment by you in the securities we may offer under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of any of the securities we may offer.

        Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, and our telephone number is (832) 369-6986. Our web site is www.magnumhunterresources.com. Information contained on or accessible through our web site does not constitute part of this prospectus.

        In this prospectus, unless the context requires otherwise, references to the terms "the Company", "we", "us", "our" or similar references, refer to Magnum Hunter Resources Corporation and its wholly-owned subsidiaries on a consolidated basis, unless we state or the context requires otherwise.

        Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

 RISK FACTORS

        An investment in our securities involves many risks. You should carefully consider the following risk factors and all of the other information contained in or incorporated by reference into this prospectus and the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before making an investment decision. Additional risks related to us and our securities may be in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In evaluating our company, the factors described below should be considered carefully. The occurrence of one or more of these events could significantly and adversely affect our business, prospects, financial condition, results of operations and cash flows. For more information please refer to the sections titled "Special Note Regarding Forward-Looking Statements," "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

         Future economic conditions in the U.S., Canada and global markets may have a material adverse impact on our business and financial condition that we currently cannot predict.

        The U.S., Canadian and other world economies are slowly recovering from the economic recession that began in 2008. While economic growth has resumed, it remains modest and the timing of an economic recovery is uncertain. There are likely to be significant long-term effects resulting from the recession and credit market crisis, including a future global economic growth rate that is slower than what was experienced in recent years. Unemployment rates remain very high and businesses and consumer confidence levels have not yet fully recovered to pre-recession levels. In addition, more volatility may occur before a sustainable, yet lower, growth rate is achieved. Global economic growth drives demand for energy from all sources, including for oil and natural gas. A lower future economic growth rate will result in decreased demand for our crude oil and natural gas production as well as lower commodity prices, which will reduce our cash flows from operations and our profitability.

         Volatility in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

        The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities, and therefore their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been extremely volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our daily production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

  •
  the current uncertainty in the global economy;

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  changes in global supply and demand for oil and natural gas;

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  the condition of the U.S., Canadian and global economy;

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  the actions of certain foreign countries;

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  the price and quantity of imports of foreign oil and natural gas;

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  political conditions, including embargoes, war or civil unrest in or affecting other oil producing activities of certain countries;

  •
  the level of global oil and natural gas exploration and production activity;

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  the level of global oil and natural gas inventories;

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  production or pricing decisions made by the Organization of Petroleum Exporting Countries, or OPEC;

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  weather conditions;

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  technological advances affecting energy consumption; and

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  the price and availability of alternative fuels.

        Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of oil and natural gas that we can produce economically in the future. The higher operating costs associated with many of our oil fields will make our profitability more sensitive to oil price declines. A sustained decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

         We have a history of losses and cannot assure you that we will be profitable in the foreseeable future.

        Since we entered the oil and gas business in April 2005, through December 31, 2010, we had incurred a cumulative net loss from operations of $41.1 million. We also recorded net losses in the first three quarters of 2011. If we fail to generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our company as a going concern.

         We rely on liquidity from our senior credit facilities and equity and debt financings to fund our operations and capital budget, which liquidity may not be available on acceptable terms or at all in the future.

        We depend upon borrowings under our senior credit facilities and the Eureka Hunter Credit Facility and the availability of equity and debt financing to fund our operations and planned capital expenditures. Borrowings under our senior credit facilities and the Eureka Hunter Credit Facility and the availability of equity and debt financing are affected by prevailing economic conditions in our industry and financial, business and other factors, some of which are beyond our control. We cannot predict whether additional liquidity from equity or debt financings beyond our senior credit facilities or the Eureka Hunter Credit Facility will be available or acceptable on our terms, or at all, in the foreseeable future.

         We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.

        We have acquired a number of properties since June 2009, and consequently, a large amount of our focus has been on assimilating the properties, operations and personnel we have acquired into our organization. Accordingly, there is little operating history upon which to judge our business strategy, our management team or our current operations.

         The recent financial crisis may have lasting effects on our liquidity, business and financial condition that we cannot predict.

        Liquidity is essential to our business. Our liquidity could be substantially negatively affected by an inability to obtain capital in the long-term or short-term debt or equity capital markets or an inability to access bank financing. A prolonged credit crisis and related turmoil in the global financial system would likely materially affect our liquidity, business and financial condition. The economic situation could also adversely affect the collectibility of our trade receivables or performance by our suppliers and cause our commodity hedging arrangements to be ineffective if our counterparties are unable to perform their obligations or seek bankruptcy protection.

         Failure to successfully integrate our recently acquired businesses could negatively impact our stock price and our future business and financial results.

        The acquisition of NGAS Resources, Inc. and NuLoch Resources Inc. are our largest acquisitions to date and as such may consume a significant amount of our management resources. Further, the acquisition of NuLoch Resources Inc. represents an expansion of our operations into a new geographic core area, with operating conditions and a regulatory environment that may not be as familiar to us as our existing core operating areas.

        The success of our recent acquisitions will depend, in part, on our ability to realize the anticipated benefits from integrating the acquired businesses with our existing businesses. The integration process may be complex, costly and time-consuming. To realize these anticipated benefits, we must successfully combine the businesses of the acquired entities in an efficient and effective manner. If we are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisitions may not be realized fully, or at all, or may take longer to realize than expected.

         Our operations require significant amounts of capital and additional financing may be necessary in order for us to continue our exploration and midstream activities, including meeting certain drilling obligations under our existing lease obligations and expanding our pipeline and gas processing facilities.

        Our cash flow from our reserves, if any, may not be sufficient to fund our ongoing activities at all times. From time to time, we may require additional financing in order to carry out our oil and gas acquisitions, exploration and development activities. Failure to obtain such financing on a timely basis could cause us to forfeit our interest in certain properties as a result of not fulfilling our existing drilling commitments. Certain of our undeveloped leasehold acreage is subject to leases that will expire unless production is established or we meet certain capital expenditure and drilling requirements. If our revenues from our reserves decrease as a result of lower oil and natural gas prices or otherwise, it will affect our ability to expend the necessary capital to replace our reserves or to maintain our current production. In addition, capital constraints could limit our ability to build and expand our intrastate pipeline system and our ability to complete the construction of our gas processing facilities. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or available to us on favorable terms.

         If our access to oil and gas markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our leases. Our ability to sell natural gas and/or receive market prices for our natural gas may be adversely affected by pipeline and gathering system capacity constraints.

        Market conditions or the restriction in the availability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. Our productive properties may be located in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas may have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

        If drilling in the Marcellus Shale, Eagle Ford Shale and Bakken Shale areas proves to be successful, the amount of oil and natural gas being produced by us and others could exceed the capacity of the various gathering and intrastate or interstate transportation pipelines currently available in these areas. If this occurs, it will be necessary for new pipelines and gathering systems to be built. Because of the current economic climate, certain pipeline projects that are planned for the Marcellus Shale, Eagle Ford Shale and Bakken Shale areas may not occur for lack of financing. In addition, capital constraints could limit our ability to build intrastate gathering systems, such as our Eureka Hunter pipeline, necessary to transport our gas to interstate pipelines. In such event, we might have to shut in our wells awaiting a pipeline connection or capacity and/or sell natural gas production at significantly lower prices than those quoted on NYMEX or than we currently project for these specific regions, which would adversely affect our results of operations.

        A portion of our natural gas and oil production in any region may be interrupted, or shut in, from time to time for numerous reasons, including as a result of weather conditions, accidents, loss of pipeline or gathering system access, field labor issues or strikes, or we might voluntarily curtail production in response to market conditions. If a substantial amount of our production is interrupted at the same time, it could temporarily adversely affect our cash flow.

         We depend on a relatively small number of purchasers for a substantial portion of our revenue. The inability of one or more of our purchasers to meet their obligations may adversely affect our financial results.

        We derive a significant amount of our revenue from a relatively small number of purchasers. Our inability to continue to provide services to key customers, if not offset by additional sales to our other customers, could adversely affect our financial condition and results of operations. These companies may not provide the same level of our revenue in the future for a variety of reasons, including their lack of funding, a strategic shift on their part in moving to different geographic areas in which we do not operate or our failure to meet their performance criteria. The loss of all or a significant part of this revenue would adversely affect our financial condition and results of operations.

         Shortages of equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

        The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices and activity levels in new regions, causing periodic shortages. During periods of high oil and gas prices, we have experienced shortages of equipment, including drilling rigs and completion equipment, as demand for rigs and equipment has increased along with higher commodity prices and increased activity levels. In addition, there is currently a shortage of hydraulic fracturing capacity in many of the areas in which we operate. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, oilfield equipment and services and personnel in our exploration, production and midstream operations. These types of shortages or price increases could significantly decrease our profit margin, cash flow and operating results and/or restrict or delay our ability to drill those wells and conduct those operations that we currently have planned and budgeted, causing us to miss our forecasts and projections.

         We cannot control activities on properties that we do not operate and are unable to control their proper operation and profitability.

        We do not operate all of the properties in which we own an ownership interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operations of these non-operated properties. The failure of an operator of our wells to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interests could reduce our production, revenues and reserves. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including:

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  the nature and timing of the operator's drilling and other activities;

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  the timing and amount of required capital expenditures;

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  the operator's geological and engineering expertise and financial resources;

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  the approval of other participants in drilling wells; and

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  the operator's selection of suitable technology.

         Our development, exploration and midstream operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves.

        The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for, and development, production, transportation, processing and acquisition of, oil and natural gas reserves. To date, we have financed capital expenditures primarily with proceeds from bank borrowings, cash generated by operations and proceeds from preferred and common stock equity offerings. We intend to finance our future capital expenditures with a combination of the sale of common and preferred equity, asset sales, cash flow from operations and current and new financing arrangements with our banks. Our cash flow from operations and access to capital is subject to a number of variables, including:

  •
  our proved reserves;

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  the amount of oil and natural gas we are able to produce from existing wells;

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  the prices at which oil and natural gas are sold; and

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  our ability to acquire, locate and produce new reserves.

        If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may need to seek additional financing in the future. In addition, we may not be able to obtain debt or equity financing on terms favorable to us, or at all, depending on market conditions. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our oil and natural gas reserves, or in our ability to expand, maintain and operate our pipeline and processing facilities. Also, our senior credit facilities contain covenants that restrict our ability to, among other things, incur indebtedness, grant liens, make certain payments, change the nature of our business, acquire or make expenditures for oil and gas properties outside of the U.S. and Canada, dispose of our assets or enter into mergers, consolidations or similar transactions, make investments, loans or advances, pay dividends on our outstanding stock, enter into transactions with affiliates, create new subsidiaries and enter into certain derivative transactions.

         We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations, and we may not have enough insurance to cover all of the risks that we may ultimately face.

        We maintain insurance coverage against some, but not all, potential losses to protect against the risks we foresee. We do not carry business interruption insurance. We may elect not to carry certain types or amounts of insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, it is not possible to insure fully against pollution and environmental risks.

        We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition, results of operations and cash flows. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

  •
  environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

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  abnormally pressured formations;

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  mechanical difficulties, such as stuck oil field drilling and service tools and casing collapses;

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  fires and explosions;

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  personal injuries and death; and

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  natural disasters.

        Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us. If a significant accident or other event occurs and is not fully covered by insurance, then that accident or other event could adversely affect our business, financial condition, results of operations and cash flows.

         We are dependent upon partnering and consultant arrangements.

        We had a total of approximately 305 full-time and 6 part-time employees as of January 6, 2012. Despite this number of employees, we expect that we will continue to require the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services. We will also pursue alliances with partners in the areas of geological and geophysical services and prospect generation, evaluation and prospect leasing. Our dependence on third party consultants and service providers creates a number of risks, including but not limited to:

  •
  the possibility that such third parties may not be available to us as and when needed; and

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  the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

        If we experience significant delays in obtaining the services of such third parties or poor performance by such parties, our results of operations could be materially adversely affected.

         Our business may suffer if we lose key personnel.

        Our operations depend on the continuing efforts of our executive officers and senior management. Our business or prospects could be adversely affected if any of these persons does not continue in their management role with us and we are unable to attract and retain qualified replacements. Additionally, we do not carry key person insurance for any of our executive officers or senior management.

         Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition and results of operations.

        Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Our costs of drilling, completing and operating wells are often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures could be materially and adversely affected by any factor that may curtail, delay or cancel drilling, including the following:

  •
  delays imposed by or resulting from compliance with regulatory requirements;

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  unusual or unexpected geological formations;

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  pressure or irregularities in geological formations;

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  shortages of or delays in obtaining equipment and qualified personnel;

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  equipment malfunctions, failures or accidents;

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  unexpected operational events and drilling conditions;

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  pipe or cement failures;

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  casing collapses;

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  lost or damaged oilfield drilling and service tools;

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  loss of drilling fluid circulation;

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  uncontrollable flows of oil, natural gas and fluids;

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  fires and natural disasters;

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  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

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  adverse weather conditions;

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  reductions in oil and natural gas prices;

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  oil and natural gas property title problems; and

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  market limitations for oil and natural gas.

        If any of these factors were to occur with respect to a particular field, we could lose all or a part of our investment in the field, or we could fail to realize the expected benefits from the field, either of which could materially and adversely affect our revenue and profitability.

         We may incur losses as a result of title deficiencies.

        We purchase and acquire from third parties or directly from the mineral fee owners certain oil and gas leasehold interests and other real property interests, which we refer to as the acquired interests, upon which we will perform our drilling and exploration activities. The existence of a title deficiency can significantly devalue an acquired interest or render a lease worthless and can adversely affect our results of operations and financial condition. As is customary in the oil and gas industry, we generally rely upon the judgment of oil and gas lease brokers or our internal independent landmen who perform the field work in examining records in the appropriate governmental offices and abstract facilities before attempting to acquire or place under lease a specific mineral interest and before drilling a well on a leased tract. The failure of title may not be discovered until after a well is drilled, in which case we may lose the lease and the right to produce all or a portion of the minerals under the property.

         Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

        We operate in a highly competitive environment for acquiring properties, exploiting mineral leases, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in an efficient manner even in a highly competitive environment. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

         We have limited experience in drilling wells to the Marcellus Shale, Eagle Ford Shale and Bakken Shale and limited information regarding reserves and decline rates in the Marcellus Shale, Eagle Ford Shale and Bakken Shale. Wells drilled to these shale areas are more expensive and more susceptible to mechanical problems in drilling and completion techniques than wells in conventional areas.

        We have limited experience in the drilling and completion of Marcellus Shale, Eagle Ford Shale and Bakken Shale wells, including limited horizontal drilling and completion experience. Other operators in the Marcellus Shale, Eagle Ford Shale and Bakken Shale plays may have significantly more experience in the drilling and completion of these wells, including the drilling and completion of horizontal wells. In addition, we have limited information with respect to the ultimate recoverable reserves and production decline rates in these areas. The wells drilled in Marcellus Shale, Eagle Ford Shale and Bakken Shale are primarily horizontal and require more stimulation, which makes them more expensive to drill and complete. The wells will also be more susceptible to mechanical problems associated with the drilling and completion of the wells, such as casing collapse and lost equipment in the wellbore due to the length of the lateral portions of these unconventional wells. The fracturing of these shale formations will be more extensive and complicated than fracturing geological formations in conventional areas of operation.

         Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

        Our prospects are in various stages of evaluation. There is no way to predict with certainty in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable, particularly in light of the current economic environment. The use of seismic data and other technologies, and the study of producing fields in the same area, will not enable us to know conclusively before drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercially viable quantities. Moreover, the analogies we draw from available data from other wells, more fully explored prospects or producing fields may not be applicable to our drilling prospects.

         New technologies may cause our current exploration and drilling methods to become obsolete.

        The oil and gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our operations and financial condition may be adversely affected.

         Our indebtedness could adversely affect our financial condition and our ability to operate our business.

        As of January 6, 2012, our outstanding indebtedness was approximately $292.2 million (which included borrowings under the Eureka Hunter Credit Facility). We will incur additional debt from time to time, and such borrowings may be substantial. Our debt could have material adverse consequences to us, including the following:

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  it may be difficult for us to satisfy our obligations, including debt service requirements under our credit agreements;

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  our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and other general corporate purposes may be impaired;

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  a significant portion of our cash flow is committed to payments on our debt, which will reduce the funds available to us for other purposes, such as future capital expenditures;

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  we are more vulnerable to price fluctuations and to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited; and

  •
  our ability to capitalize on business opportunities, and to react to competitive pressures, as compared to others in our industry, may be limited.

         Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

        Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending on reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs, which would adversely affect our business, financial condition and results of operations.

         Product price derivative contracts may expose us to potential financial loss.

        To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and will likely in the future enter into derivative contracts in order to economically hedge a portion of our oil and natural gas production. Derivative contracts expose us to risk of financial loss in some circumstances, including when:

  •
  production is less than expected;

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  the counterparty to the derivative contract defaults on its contract obligations; or

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  there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

        In addition, these derivative contracts may limit the benefit we would receive from increases in the prices for oil and natural gas. Under the terms of our revolving credit facility, the percentage of our total production volumes with respect to which we will be allowed to enter into derivative contracts is limited, and we therefore retain the risk of a price decrease for our remaining production volume. Information as to these activities is set forth in the notes to our financial statements contained in our annual and quarterly reports that we file with the SEC on Forms 10-K and 10-Q.

         If oil and natural gas prices decline, we may be required to take additional write-downs of the carrying values of our oil and natural gas properties, potentially triggering earlier-than-anticipated repayments of any outstanding debt obligations and negatively impacting the trading value of our securities.

        There is a risk that we will be required to write down the carrying value of our oil and gas properties, which would reduce our earnings and stockholders' equity. We account for our crude oil and natural gas exploration and development activities using the successful efforts method of accounting. Under this method, costs of productive exploratory wells, developmental dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The capitalized costs of our oil and gas properties may not exceed the estimated future net cash flows from our properties. If capitalized costs exceed future cash flows, we write down the costs of the properties to our estimate of fair market value. Any such charge will not affect our cash flow from operating activities, but will reduce our earnings and stockholders' equity.

        Write-downs could occur if oil and gas prices decline or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our drilling results. Because our properties currently serve, and will likely continue to serve, as collateral for advances under our existing and future credit facilities, a write-down in the carrying values of our properties could require us to repay debt earlier than we would otherwise be required. It is likely that the cumulative effect of a write-down could also negatively impact the value of our securities, including our common stock.

        The application of the successful efforts method of accounting requires managerial judgment to determine the proper classification of wells designated as developmental or exploratory, which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive but may actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Future wells are drilled that target geological structures that are both developmental and exploratory in nature. A subsequent allocation of costs is then required to properly account for the results. The evaluation of oil and gas leasehold acquisition costs requires judgment to estimate the fair value of these costs with reference to drilling activity in a given area.

        We review our oil and gas properties for impairment annually or whenever events and circumstances indicate a decline in the recoverability of their carrying value. Once incurred, a write-down of oil and gas properties is not reversible at a later date even if oil or gas prices increase. Given the complexities associated with oil and gas reserve estimates and the history of price volatility in the oil and gas markets, events may arise that would require us to record an impairment of the book values associated with oil and gas properties.

         Restrictive covenants in our senior credit facilities may restrict our ability to pursue our business strategies.

        Our senior credit facilities with our lenders contain certain negative covenants that, among other things, restrict our ability to, with certain exceptions:

  •
  incur indebtedness;

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  grant liens;

  •
  make certain payments;

  •
  change the nature of our business;

  •
  acquire or make expenditures for oil and gas properties outside of the U.S. and Canada;

  •
  dispose of our assets or enter into mergers, consolidations or similar transactions;

  •
  make investments, loans or advances;

  •
  pay dividends on our outstanding stock;

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  enter into transactions with affiliates;

  •
  create new subsidiaries; and

  •
  enter into certain derivative transactions.

        Our revolving credit facility also requires us to satisfy certain financial covenants, including maintaining:

  •
  a ratio of Earnings Before Interest, Taxes, Depreciation, Amortizations and Exploration Expenses, or EBITDAX, to interest of not less than 2.5 to 1.0;

  •
  a debt to EBITDAX ratio of not more than 4.0 to 1.0 for the fiscal quarter ended December 31, 2011, and of not more than 4.25 to 1.0 commencing with the fiscal quarter ending March 31, 2012; and

  •
  a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0 through the fiscal quarter ending June 30, 2012, and of not more than 1.05 to 1.0 commencing with the fiscal quarter ending September 30, 2012 if the amounts owed under the term loan facility have not been repaid in full.

        Our term loan facility also requires us to satisfy certain affirmative financial covenants, including maintaining:

  •
  an EBITDAX to interest ratio of not less than 2.125 to 1.0;

  •
  a debt to EBITDAX ratio of not more than 5.00 to 1.0 for the fiscal quarter ended December 31, 2011, and of not more than 4.75 to 1.0 commencing with the fiscal quarter ending March 31, 2012; and

  •
  a ratio of our total proved reserves to our indebtedness under our senior credit facilities of not less than 1.5 to 1.0.

        The Eureka Hunter Credit Facility also requires Eureka Hunter Pipeline, LLC, our wholly-owned subsidiary, to comply with certain financial covenants. Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants or alternative sources of financing or reduce our expenditures. We cannot assure you that such waivers, amendments or alternative financings could be obtained or, if obtained, would be on terms acceptable to us.

         Our obligations under our senior credit facilities are secured by substantially all of our assets, and any failure to meet our debt obligations would adversely affect our business and financial condition.

        Certain of our subsidiaries, including PRC Williston, LLC, Magnum Hunter Resources, LP, Magnum Hunter Resources GP, LLC, Triad Hunter, LLC, Eagle Ford Hunter, Inc., Magnum Hunter Production, Inc., NGAS Hunter, LLC, Williston Hunter ND, LLC, MHR Callco Corporation, MHR Exchangeco Corporation, Williston Hunter Canada, Inc. and Williston Hunter, Inc. have each guaranteed the performance of our obligations under our senior credit facilities, and our obligations under our senior credit facilities have been collateralized through the grant of first and second priority liens on substantially all of the assets held by us and certain of our subsidiaries.

        Our ability to meet our debt obligations under our senior credit facilities will depend on the future performance of our properties, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control. Our failure to service this debt could result in a default under our senior credit facilities, which could result in the loss of our ownership interests in the secured properties and otherwise materially adversely affect our business, financial condition and results of operations.

         We are subject to complex federal, state and local laws and regulations, including environmental laws, which could adversely affect our business.

        Exploration for and development, exploitation, production, processing, transportation and sale of oil and natural gas in the United States are subject to extensive federal, state and local laws and regulations, including complex tax laws and environmental laws and regulations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws, regulations or incremental taxes and fees, could harm our business, results of operations and financial condition. We may be required to make large expenditures to comply with environmental and other governmental regulations.

        It is possible that new taxes on our industry could be implemented and/or tax benefits could be eliminated or reduced, reducing our profitability and available cash flow. In addition to the short-term negative impact on our financial results, such additional burdens, if enacted, would reduce our funds available for reinvestment and thus ultimately reduce our growth and future oil and natural gas production.

        Matters subject to regulation include oil and gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials, discharge permits for drilling operations, spacing of wells, environmental protection and taxation. We could incur significant costs as a result of violations of or liabilities under environmental or other laws, including third party claims for personal injuries and property damage, reclamation costs, remediation and clean-up costs resulting from oil spills and discharges of hazardous materials, fines and sanctions, and other environmental damages.

         Certain federal income tax deductions currently available with respect to oil and natural gas exploration and development may be eliminated as a result of future legislation.

        Congress has recently considered, is considering, and may continue to consider, legislation that, if adopted in its proposed or similar form, would deprive some companies involved in oil and natural gas exploration and production activities of certain U.S. federal income tax incentives and deductions currently available to such companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures.

        It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective and whether such changes may apply retroactively. Although we are unable to predict whether any of these or other proposals will ultimately be enacted, the passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available to us, and any such change could negatively affect our financial condition and results of operations.

         Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural gas industry in the hydraulic fracturing process. Hydraulic fracturing is an important and necessary process in the completion of unconventional oil and natural gas wells in shale formations. This process involves the injection of water, sand and chemicals under pressure into rock formations to stimulate production. Sponsors of two companion bills, which are currently pending in the House Energy and Commerce Committee and the Senate Committee on Environment and Public Works Committee have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, this legislation, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens.

        Currently, regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. Several states, including Texas, are also considering implementing, or in some instances, have implemented, new regulations pertaining to hydraulic fracturing, including the disclosure of chemicals used in connection therewith. In May 2011, a bill was passed by the Texas legislature that will require hydraulic fracturing operators to disclose the chemicals used in the fracturing process on a well-by-well basis. Further, various municipalities in several states including, Pennsylvania, West Virginia and Ohio have passed ordinances which seek to prohibit hydraulic fracturing. The adoption of any future federal, state or local laws or implementing regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing process would make it more difficult and more expensive to complete new wells in shale formations and would increase our costs of compliance and doing business.

         Climate change legislation or regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the (i) oil, (ii) natural gas and (iii) natural gas liquids, or liquid hydrocarbons found in association with natural gas ("NGLs") that we produce.

        A variety of regulatory developments, proposals or requirements and legislative initiatives have been introduced in the United States that are focused on restricting the emission of carbon dioxide, methane and other greenhouse gases. For example, the U.S. Congress is actively considering climate change-related legislation to restrict greenhouse gas emissions. Although it is not possible at this time to predict whether or when the U.S. Congress may act on climate change legislation, any future federal laws or implementing regulations that may be adopted to address greenhouse gas emissions could require us to incur increased operating costs and could adversely affect demand for the oil, natural gas and NGLs that we produce.

        In 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gas emissions may be regulated as an "air pollutant" under the federal Clean Air Act. On December 15, 2009, the U.S. Environmental Protection Agency, or EPA, officially published its findings that emissions of carbon dioxide, methane and other "greenhouse gases" present an endangerment to human health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth's atmosphere and other climatic changes. These findings by the EPA allowed the agency to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. Since December 2009, the EPA has issued regulations that, among other things, require a reduction in emissions of greenhouse gases from motor vehicles and that impose greenhouse gas emission limitations in Clean Air Act permits for certain stationary sources. In addition, on October 30, 2009, the EPA published a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010 and in subsequent years. On November 30, 2010, the EPA expanded its greenhouse reporting rule to include onshore petroleum and natural gas production, offshore petroleum and natural gas production, onshore natural gas processing, natural gas transmission, underground natural gas storage, liquefied natural gas storage, liquefied natural gas import and export, and natural gas distribution facilities. Under these rules, reporting of greenhouse gas emissions from such facilities is required on an annual basis, with reporting beginning in 2012 for emissions occurring in 2011.

        Although it is not possible at this time to predict whether proposed legislation or regulations will be adopted as initially written, if at all, or how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact our business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions. Any additional costs or operating restrictions associated with legislation or regulations regarding greenhouse gas emissions could have a material adverse effect on our business, financial condition and results of operations. In addition, these developments could curtail the demand for fossil fuels such as oil and gas in areas of the world where our customers operate and thus adversely affect demand for our products and services, which may in turn adversely affect our future results of operations.

         We must obtain governmental permits and approvals for our drilling operations, which can be a costly and time consuming process, which may result in delays and restrictions on our operations.

        Regulatory authorities exercise considerable discretion in the timing and scope of specific permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations. For example, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that proposed exploration for or production of oil or natural gas, pipeline construction, gas processing facilities and associated well production equipment may have on the environment. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

         Our operations expose us to substantial costs and liabilities with respect to environmental matters.

        Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations governing the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling or midstream construction activities commence, restrict the types, quantities and concentration of substances that can be released into the environment in connection with our drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution that may result from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory or remedial obligations or injunctive relief. Under existing environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether the release resulted from our operations, or our operations were in compliance with all applicable laws at the time they were performed. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our competitive position, financial condition and results of operations.

         The adoption of derivatives legislation by Congress and related regulations could have an adverse impact on our ability to hedge risks associated with our business.

        The 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Act, provides for new statutory and regulatory requirements for derivative transactions, including certain oil and gas hedging transactions involving swaps. In particular, the Act includes a requirement that certain hedging transactions be cleared and a requirement to post cash collateral for such transactions, although it is unclear which transactions will ultimately be required to be cleared under the Act. The Act also provides for a potential exception from this clearing requirement for hedging transactions by commercial end-users, a category of non-financial entities in which we will likely be included. However, many of the key concepts and defined terms under the Act must be delineated by rules and regulations to be adopted by the Commodities Futures Trading Commission, or the CFTC, and other applicable regulatory agencies. As a consequence, it is difficult to predict the effect the Act may have on our hedging activities. Depending on the rules and definitions adopted by the CFTC, we might be required to provide cash collateral for our commodities hedging transactions. Such a requirement could result in significant liquidity issues by reducing our ability to use cash for investment or other corporate purposes. Moreover, our senior credit facility expressly prohibits us from entering into swap agreements that require the posting of cash or other collateral in connection with such agreements. In addition, a requirement to post cash collateral for hedging transactions could limit our ability to execute strategic hedges, which would result in increased commodity price uncertainty and volatility in our future cash flows.

         Certain federal income tax deductions currently available with respect to oil and natural gas exploration and development may be eliminated as a result of future legislation.

        Among the changes contained in President Obama's 2012 budget proposal released by the White House on February 14, 2011, is the elimination of certain key U.S. federal income tax preferences currently available to oil and gas exploration and production companies. Such changes include, but are not limited to:

  •
  the repeal of the percentage depletion allowance for oil and gas properties;

  •
  the elimination of current deductions for intangible drilling and development costs;

  •
  the elimination of the deduction for certain U.S. production activities; and

  •
  an extension of the amortization period for certain geological and geophysical expenditures.

        It is unclear, however, whether any such changes will be enacted or how soon such changes could be effective.

        The Close Big Oil Tax Loophole Act, which was introduced in the Senate in February 2011, includes many of the same proposals but is limited to taxpayers with annual gross revenues in excess of $100.0 million. It is unclear whether any of the foregoing changes will actually be enacted or how soon any such changes could become effective. The passage of any legislation as a result of the budget proposal, the Senate bill, or any other similar change in U.S. federal income tax law could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

         Acquired properties may not be worth what we pay due to uncertainties in evaluating recoverable reserves and other expected benefits, as well as potential liabilities.

        Successful property acquisitions require an assessment of a number of factors beyond our control. These factors include exploration and development potential, future oil and natural gas prices, operating costs, and potential environmental and other liabilities. These assessments are complex and inherently imprecise. Our review of the properties we acquire may not reveal all existing or potential problems. In addition, our review may not allow us to fully assess the potential deficiencies of the properties. We do not typically inspect every well, and even when we inspect a well we may not discover structural, subsurface, or environmental problems that may exist or arise. We may not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and our contractual indemnification may not be effective. Often, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties by the previous owners. If an acquired property is not performing as originally estimated, we may have an impairment which could have a material adverse effect on our financial position and future results of operations.

         Our recent acquisitions and any future acquisitions may not be successful, may substantially increase our indebtedness and contingent liabilities, and may create integration difficulties.

        As part of our business strategy, we have acquired and intend to continue to acquire businesses or assets we believe complement our existing operations and business plan. We may not be able to successfully integrate these acquisitions into our existing operations or achieve the desired profitability from such acquisitions. These acquisitions may require substantial capital expenditures and the incurrence of additional indebtedness which may change significantly our capitalization and results of operations. Further, these acquisitions could result in:

  •
  post-closing discovery of material undisclosed liabilities of the acquired business or assets;

  •
  the unexpected loss of key employees or customers from acquired businesses;

  •
  the difficulties resulting from our integration of the operations, systems and management of the acquired business; and

  •
  an unexpected diversion of our management's attention from other operations.

        If acquisitions are unsuccessful or result in unanticipated events or if we are unable to successfully integrate acquisitions into our existing operations, such acquisitions could adversely affect our results of operations and cash flow. The process of integrating our operations could cause an interruption of, or loss of momentum in, the activities of our business. Members of our management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our existing business. If management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

         We pursue acquisitions as part of our growth strategy and there are risks in connection with acquisitions.

        Our growth has been attributable in part to acquisitions of producing properties and companies. We expect to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms we consider favorable. However, we cannot assure you that suitable acquisition candidates will be identified in the future, or that we will be able to finance such acquisitions on favorable terms. In addition, we compete against other companies for acquisitions, and we cannot assure you that we will successfully acquire any material property interests. Further, we cannot assure you that future acquisitions by us will be integrated successfully into our operations or will increase our profits.

        The successful acquisition of producing properties requires an assessment of numerous factors beyond our control, including, without limitation:

  •
  recoverable reserves;

  •
  exploration and development potential;

  •
  future oil and natural gas prices;

  •
  operating costs; and

  •
  potential environmental and other liabilities.

        In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices. The resulting assessments are inexact and their accuracy uncertain, and such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies within the time frame required to complete the transactions. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is made.

        Additionally, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geologic characteristics or geographic location than our existing properties. While our current operations are primarily focused in the south Texas, West Virginia, Kentucky, North Dakota and Saskatchewan regions, we are pursuing and expect to continue to pursue acquisitions of properties located in other geographic areas.

         Our current Eureka Hunter midstream operations and the expected future expansion of these operations, which include or will include natural gas gathering operations and a natural gas processing plant, subject us to additional governmental regulations.

        We are currently constructing our Eureka Hunter pipeline, which will provide intrastate gas gathering services in support of our and other upstream producers' operations in West Virginia and possibly Ohio. We have completed certain sections of the pipeline and anticipate further expansion of the pipeline in the future, which expansion will be determined by various factors, including the completion of construction, securing regulatory and governmental approvals, resolving any land management issues and connecting the pipeline to the producing sources of natural gas. We have also contracted for the construction of a gas processing facility which we anticipate will receive gas from the Eureka Hunter pipeline. Such facility is in the early stages of design and construction and is anticipated to be delivered in the early part of 2012.

        The construction and operation of the Eureka Hunter pipeline and gas processing facility involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital. There can be no assurance that these projects will be completed on schedule or at the budgeted cost, or at all. The operations of our gathering system, including the Eureka Hunter pipeline, in addition to the gas processing facility, are also subject to stringent and complex federal, state and local environmental laws and regulations. These laws and regulations can restrict or impact our business activities in many ways, including restricting the manner in which we dispose of substances, requiring remedial action to remove or mitigate contamination, and requiring capital expenditures to comply with control requirements. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liability for costs required to clean up and restore sites where substances and wastes have been disposed or otherwise released. Moreover, there exists the possibility for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or wastes into the environment.

        There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations including releases of substances into the environment, and waste disposal practices. For example, an accidental release from the Eureka Hunter pipeline or our gas processing facility under construction could subject us to substantial liabilities arising from environmental cleanup, restoration costs and natural resource damages, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover some or any of these costs from insurance.

         The use of geoscience, petrophysical and engineering analyses and other technical or operating data to evaluate drilling prospects is uncertain and does not guarantee drilling success or recovery of economically producible reserves.

        Our decisions to explore, develop and acquire prospects or properties targeting the Eagle Ford Shale, Bakken Shale, Marcellus Shale, and other areas depend on data obtained through geoscientific, petrophysical and engineering analyses, the results of which can be uncertain. Even when properly used and interpreted, data from whole cores, regional well log analyses and 3-D seismic only assist our technical team in identifying hydrocarbon indicators and subsurface structures and estimating hydrocarbons in place. They do not allow us to know conclusively the amount of hydrocarbons in place and if those hydrocarbons are producible economically. In addition, the use of advanced drilling and completion technologies for our Bakken Shale and Eagle Ford developments, such as horizontal drilling and multi-stage fracture stimulations, requires greater expenditures than our traditional development drilling strategies. Our ability to commercially recover and produce the hydrocarbons that we believe are in place and attributable to the our properties will depend on the effective use of advanced drilling and completion techniques, the scope of our drilling program (which will be directly affected by the availability of capital), drilling and production costs, availability of drilling and completion services and equipment, drilling results, lease expirations, regulatory approval and geological and mechanical factors affecting recovery rates. Our estimates of unproved reserves, estimated ultimate recoveries per well, hydrocarbons in place and resource potential may change significantly as development of our oil and gas assets provides additional data.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements and information contained in this prospectus, in any accompanying prospectus supplement, and in the documents incorporated by reference into the foregoing that are not statements of historical fact, including all estimates and assumptions contained herein, are "forward looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, budgets, projected costs, capital expenditures, savings and plans, competition, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any of our acquisitions, forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisitions and their impact on our business; and any statements or assumptions underlying any of the foregoing. In addition, with respect to our acquisitions, including the NGAS and NuLoch acquisitions, there are and will be risks and uncertainties related to our ability to successfully integrate our operations and employees and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "could", "should", "expect", "intend", "estimate", "anticipate", "believe", "project", "pursue", "plan" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in the section entitled "Risk Factors" above and elsewhere in this prospectus supplement, accompanying prospectus and the documents we have incorporated by reference herein. Most of these factors are difficult to anticipate and beyond our control.

        Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other things: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; operational constraints and potential mechanical failures at production facilities, processing plants or pipelines; the availability of sufficient pipeline and transportation facilities; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and gathering and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

        With respect to our recent and any future acquisitions, factors, risks and uncertainties that may cause actual results, performance or achievements to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected benefits of the transactions; negative effects of announcement or consummation of the transactions on the market price of our common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies following the transactions; and other factors.

        These factors are in addition to the risks referred to in the section above entitled "Risk Factors." Because forward-looking statements are subject to risks and uncertainties, our actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus, any prospectus supplement, the documents incorporated by reference into the foregoing, or any "free writing prospectus" we authorize to be delivered to you, which speak only as of their respective dates. Other unknown or unpredictable factors may cause our actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge you to review and consider disclosures we make in this prospectus and other materials that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

ABOUT MAGNUM HUNTER RESOURCES CORPORATION

Our Business

        We are an independent oil and gas company engaged in the acquisition, development and production of oil and natural gas, primarily in West Virginia, Kentucky, North Dakota, Texas and Saskatchewan. We are presently active in three of the most prolific shale resource plays in the United States, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale. We are a Delaware corporation and were incorporated in 1997. In 2005, we began oil and gas operations under the name Petro Resources Corporation. In May 2009, we restructured our management team and refocused our business strategy, and in July 2009 we changed our name to Magnum Hunter Resources Corporation. The restructured management team includes Gary C. Evans as Chairman and Chief Executive Officer. Mr. Evans is the former founder, chairman and chief executive officer of Magnum Hunter Resources, Inc., a company of similar name that was sold to Cimarex Energy Corporation for $2.2 billion in June 2005.

        Our new management implemented a business strategy consisting of exploiting our inventory of lower risk drilling locations and the acquisition of undeveloped leases and long-lived proved reserves with significant exploitation and development opportunities primarily located in unconventional resource plays. As a result of this strategy, we have substantially increased our assets and production base through a combination of acquisitions and ongoing development drilling efforts, our percentage of operated properties has increased significantly, our inventory of acreage and drilling locations in resource plays has grown and our management team has been expanded to accommodate this growth. Recently, management has focused on further developing and exploiting unconventional resource plays, the acquisition of additional operated properties, and the development of associated midstream opportunities directly related to certain of the regions in which we operate.

        Our principal executive offices are located at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, and our telephone number is (832) 369-6986. Our website is www.magnumhunterresources.com. Additional information that may be obtained through our website does not constitute part of this prospectus. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are located at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the SEC's Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding our filings at www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

Recent Developments

  Declaration of Warrant Dividend on Common Stock

        On August 16, 2011, we announced that our board of directors declared a dividend in the form of warrants to purchase shares of our common stock at $10.50 per share payable on October 14, 2011 to holders of record of our common stock and to holders of exchangeable shares ("Exchangeable Shares") of our indirect wholly-owned subsidiary, MHR Exchangeco Corporation, as of the close of business on August 31, 2011, which we refer to as the Warrants. Each holder of our common stock and the Exchangeable Shares, respectively, is entitled to receive one Warrant for every ten shares of common stock or Exchangeable Shares, respectively, owned as of the record date (with the number of Warrants rounded down to the nearest whole number). The Warrants will generally be exercisable for two years from the date of issuance subject to redemption at our option at $0.001 per Warrant upon not less than 30 days' notice to the holders.

        For more information on how to obtain these documents, please see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

  Closing of $150 Million Credit Facility for Eureka Hunter Pipeline, LLC

        On August 17, 2011, our wholly-owned subsidiary, Eureka Hunter Pipeline, LLC, entered into a new credit facility totaling up to $150 million. The credit facility is comprised of two tranches: (i) a revolving credit facility in the aggregate principal amount of up to $100 million secured by a first lien on the assets of Eureka Hunter Pipeline, LLC with an initial committed amount of $25 million; and (ii) a $50 million term loan secured by a second lien on such assets, which we refer to as the Eureka Hunter Credit Facility. The borrowings under the Eureka Hunter Credit Facility are non-recourse to Magnum Hunter Resources Corporation.

        For more information on how to obtain these documents, please see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

  Expansion of Senior Credit Facilities

        On September 28, 2011, we entered into a Second Lien Term Loan Credit Agreement that provides for a term loan credit facility in the amount of $100 million maturing on October 16, 2016, which we refer to as the term loan facility. On December 6, 2011, we also entered into a Fourth Amendment to our Second Amended and Restated Credit Agreement that provides for an asset-based, senior secured revolving credit facility maturing on April 13, 2016, which we refer to individually as our revolving credit facility and collectively with the term loan facility as our senior credit facilities. The Fourth Amendment, among other things, increased our borrowing base under our previously existing revolving credit facility to $200 million from $167.5 million. The expansion of our senior credit facilities increased our borrowing capacity to $300 million as of December 6, 2011.

        For more information on how to obtain these documents, please see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

 RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30, 2011	Years Ended December 31,
		2010	2009	2008	2007	2006
	(in thousands)	(in thousands)
Fixed Charges:
Interest Charges	$6,988	$3,593	$2,691	$2,361	$722	$4
Series A Convertible Preferred	$—	$—	$—	$735	$511	$—
Series B Perpetual Preferred	$—	$131	$—	$—	$—	$—
Series C Perpetual Preferred	$7,686	$2,336	$26	$—	$—	$—
Series D Preferred	$2,330	$—	$—	$—	$—	$—

Total Fixed Charges	$17,004	$6,060	$2,717	$3,096	$1,233	$4
Loss Before Taxes and Non-controlling Interest	$(20,028)	$(22,128)	$(15,633)	$(11,109)	$(5,916)	$(3,899)
Fixed Charges (Calculated Above)	$17,004	$6,060	$2,717	$3,096	$1,233	$4

Earnings	$(3,024)	$(16,068)	$(12,916)	$(8,013)	$(4,683)	$(3,895)
Ratio of Earnings to Fixed Charges with Preferred Dividend(1)	— (7)	— (6)	— (5)	— (4)	— (3)	— (2)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes and non-controlling interest, plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and an estimate of the interest within rental expense. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.

(2)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2006 by $3.9 million

(3)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2007 by $5.9 million

(4)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2008 by $11.1 million

(5)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2009 by $15.6 million

(6)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2010 by $22.1 million

(7)
Earnings were inadequate to cover fixed charges for the nine months ended September 30, 2011 by $20.0 million

 USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of any securities under this prospectus for capital expenditures, working capital, acquisitions (whether direct or indirect) and other investments, repayment or refinancing of indebtedness, the possible repurchase of our common stock, investments in our subsidiaries, redemption of all or a portion of our outstanding equity interests, general corporate purposes or other purposes mentioned in any prospectus supplement. Pending any specific application, we may temporarily invest the net proceeds or apply them to the reduction of short-term indebtedness. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities will be either our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities and any related subsidiary guarantees.

        The following is a summary of selected provisions and definitions of the indentures and the debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and the certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture, including the form of the certificate evidencing the applicable debt security, that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "the Company", "we", "us" or "our" refer only to Magnum Hunter Resources Corporation and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

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  whether the debt securities are senior or subordinated;

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  the offering price;

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  the title;

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  any limit on the aggregate principal amount;

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  the person who shall be entitled to receive interest, if other than the record holder on the record date;

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  the date or dates the principal will be payable;

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  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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  the place where payments may be made;

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  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

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  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

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  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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  any conversion or exchange provisions;

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  whether the debt securities will be issuable in the form of a global security;

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  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities";

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  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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  any provisions relating to guarantees for the securities and any circumstances under which there may be additional obligors; and

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  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Guarantees

        Payment of the principal of, premium, if any, and interest on any debt securities may be guaranteed by certain of our subsidiaries. Such guarantees will be full, unconditional, and irrevocable, and will be joint and several, unless provided otherwise in the applicable prospectus supplement. The other terms of any such guarantees, including any limitations thereon and the terms of release and discharge of any guarantor therefrom, will be described in the applicable prospectus supplement. The obligations under any guarantee will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

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  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

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  be deposited with the depositary or nominee or custodian; and

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  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

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  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

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  an event of default is continuing with respect to the debt securities of the applicable series; or

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  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

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  entitled to have the debt securities registered in their names;

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  entitled to physical delivery of certificated debt securities; or

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  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants". Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

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  10 business days prior to the date the money would be turned over to the applicable state; or

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  at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

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  the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

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  the successor entity assumes our obligations on the debt securities and under the indentures;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

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  we fail to pay principal of or any premium on any debt security of that series when due;

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  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

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  we fail to deposit any sinking fund payment when due;

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  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

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  certain events including our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, or any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities".

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or to appoint a receiver or a trustee, or for any other remedy under the indentures, unless:

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  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

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  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

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  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

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  providing for our successor to assume the covenants under the indenture;

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  adding covenants or events of default;

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  making certain changes to facilitate the issuance of the securities;

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  securing the securities;

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  providing for a successor trustee or additional trustees;

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  curing any ambiguities or inconsistencies;

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  providing for guarantees of, or additional obligors on, the securities;

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  permitting or facilitating the defeasance and discharge of the securities; and

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  other changes specified in the indenture.

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

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  change the stated maturity of any debt security;

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  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

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  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

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  change the place of payment or the currency in which any debt security is payable;

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  impair the right to enforce any payment after the stated maturity or redemption date;

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  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

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  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

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  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

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  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No incorporator, stockholder, employee, agent, officer or director (or, in the absence of a subsidiary guarantee, subsidiary) of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

        The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of senior debt, of all senior debt, including any senior debt securities.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

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  a default in our obligations to pay principal, premium, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

        We may and shall resume payments on the subordinated debt securities:

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  in case of a payment default, when the default is cured or waived or ceases to exist; and

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  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under "Satisfaction and Discharge; Defeasance", if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary description of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and our bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as amended, which are filed as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of Delaware law. In this description of capital stock, the words "the Company", "we", "us" or "our" refer only to Magnum Hunter Resources Corporation and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

Common Stock

        Common Stock Outstanding.    As of January 6, 2012 there were 128,888,422 shares of our common stock issued and outstanding. All shares of our common stock currently outstanding are fully paid and non-assessable. Any shares of common stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Except for the election of directors, which is determined by a plurality vote, or as otherwise may be provided by applicable law or the rules of the NYSE, all matters to be voted on by our stockholders must be approved by a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Each of the directors will be elected annually by our stockholders voting as a single class.

        Dividend Rights.    Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of our outstanding preferred stock.

        Rights upon Liquidation.    In the event of any liquidation, dissolution or winding up of us, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

        Preemptive Rights.    Holders of our common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

        As of January 6, 2012: (i) there were 4,000,000 shares of our authorized preferred stock designated as 10.25% Series C Cumulative Perpetual Preferred Stock, which we refer to in this prospectus as Series C Preferred Stock, of which 4,000,000 shares were issued and outstanding, (ii) there were 5,750,000 shares of our authorized preferred stock designated as 8.0% Series D Cumulative Preferred Stock, which we refer to in this prospectus as Series D Preferred Stock, of which 1,437,863 shares were issued and outstanding, and (iii) there was one authorized share of our Special Voting Preferred Stock, which was issued and outstanding.

  Series C Preferred Stock

        The rights, preferences, privileges and restrictions of shares of the Series C Preferred Stock have been fixed in a certificate of designation (as amended or supplemented, the "Series C Certificate of Designation") and the material provisions are described below. The following description of our Series C Preferred Stock is intended as a summary only and does not purport to be complete, and is qualified in its entirety by reference to the Series C Certificate of Designation, our certificate of incorporation and our bylaws, which are filed as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of Delaware law. We urge you to read the certificate of designation because it, and not this description, defines the rights of holders of shares of Series C Preferred Stock.

        Dividends.    Holders of the Series C Preferred Stock are entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series C Preferred Stock at a rate of 10.25% per annum of the $25.00 liquidation preference per share (equivalent to $2.5625 per annum per share). However, if any four consecutive or non-consecutive "Quarterly Dividend Defaults" (as described below) occur or if we fail to maintain the listing of the Series C Preferred Stock on the New York Stock Exchange, the NYSE Amex or The NASDAQ Global, Global Select or Capital Market, or a comparable national securities exchange (each a "national exchange") for 180 consecutive days, the dividend rate on the Series C Preferred Stock will increase to 12.50% per annum until such time as the dividend arrearage is eliminated or the Series C Preferred Stock becomes listed on a national exchange. Effective as of October 1, 2010, dividends became payable monthly in arrears on the last day of each month; provided that if such day falls on a national holiday or a weekend, such dividends will be due and payable on the next business day following such weekend or national holiday. A "Quarterly Dividend Default" occurs if we fail to pay cash dividends on the Series C Preferred Stock in full for any monthly dividend period within a calendar quarter, provided that only one Quarterly Dividend Default may occur during each calendar quarter and only four Quarterly Dividend Defaults may occur within a calendar year.

        Voting Rights.    Holders of the Series C Preferred Stock generally have no voting rights. However, if any four consecutive or non-consecutive "Quarterly Dividend Defaults" occur or if we fail to maintain the listing of the Series C Preferred Stock on a national exchange for 180 consecutive days, the holders of the Series C Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on our board of directors until such time as the dividend arrearage is eliminated or the Series C Preferred Stock becomes listed on a national exchange. In addition, certain changes that would be materially adverse to the rights of holders of the Series C Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other shares of preferred stock similarly affected and entitled to vote, voting as a single class.

        Redemption Rights.    The Series C Preferred Stock does not have any stated maturity date and is not subject to any sinking fund or mandatory redemption provisions, except under some circumstances upon a "Change of Ownership or Control" (as described below). Accordingly, the shares of Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or purchase all or a portion of the shares in the open market. We are not required to set aside funds to redeem the Series C Preferred Stock.

        We may not redeem the Series C Preferred Stock prior to December 14, 2011, except pursuant to the special redemption upon a Change of Ownership or Control discussed below. On and after December 14, 2011, we may redeem the Series C Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the redemption date.

        Following a "Change of Ownership or Control" (as such term is defined in the Series C Certificate of Designation) of us by a person, entity or group other than a "Qualifying Public Company" (as such term is defined in the Series C Certificate of Designation), we (or the acquiring entity) will be required to redeem the Series C Preferred Stock, in whole but not in part, within 90 days after the date on which the Change of Ownership or Control has occurred, for cash at the following price per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the redemption date:

Redemption Date	Redemption Price
After December 14, 2011	$25.00

        A Change of Ownership or Control of us by a Qualifying Public Company will not require a mandatory redemption of the Series C Preferred Stock, but such Qualifying Public Company will have the right for a period of 90 days after a Change of Ownership or Control to redeem the Series C Preferred Stock, in whole but not in part, pursuant to the special redemption provisions described above.

        Liquidation Preference.    In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the Series C Preferred Stock are entitled to receive, from the assets remaining after payment of liabilities, subject to the distribution rights of any parity shares or senior shares (as described below), but before any distribution of assets to the holders of our common stock or other junior shares (as described below), cash in an amount equal to $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the distribution date.

        Conversion Rights.    The Series C Preferred Stock is not convertible into or exchangeable for any stock or other securities or property of the Company.

        Ranking.    The Series C Preferred Stock ranks (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as "junior shares"; (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with the Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock), referred to as "parity shares"; (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock), referred to as "senior shares"; and (iv) junior to all our existing and future indebtedness.

  Series D Preferred Stock

        The rights, preferences, privileges and restrictions of shares of the Series D Preferred Stock have been fixed in a certificate of designation (as amended or supplemented, the "Series D Certificate of Designation") and the material provisions are described below. The following description of our Series D Preferred Stock is intended as a summary only and does not purport to be complete, and is qualified in its entirety by reference to the Series D Certificate of Designation, our certificate of incorporation and our bylaws, which are filed as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of Delaware law. We urge you to read the certificate of designation because it, and not this description, defines the rights of holders of shares of Series D Preferred Stock.

        Dividend Rights.    Holders of the Series D Preferred Stock will be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series D Preferred Stock at a rate of 8.0% per annum of the $50.00 liquidation preference per share (equivalent to $4.00 per annum per share). However, under certain conditions relating to our non-payment of dividends on the Series D Preferred Stock or if the Series D Preferred Stock is no longer listed on a national exchange, the dividend rate on the Series D Preferred Stock may increase to 10.0% per annum, which we refer to as the "Penalty Rate." Dividends will generally be payable monthly in arrears on the last day of each calendar month.

        Dividends on the Series D Preferred Stock will accrue regardless of whether (i) the terms of our senior shares (as defined below) or our agreements, including our credit facilities, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by our board of directors. All payments of dividends made to the holders of Series D Preferred Stock will be credited against the previously accrued dividends on such shares of Series D Preferred Stock. We will credit any dividends paid on the Series D Preferred Stock first to the earliest accrued and unpaid dividend due. As described more fully under "Series D Ranking" below, the payment of dividends with respect to the Series D Preferred Stock is subordinate to any dividends to which holders of our Series C Preferred Stock are entitled.

        Penalties as a Result of our Failure to Maintain a Listing on a National Exchange.    Once the Series D Preferred Stock is eligible for listing, if we fail to maintain a listing of the Series D Preferred Stock on the NYSE, the NYSE Amex or The NASDAQ Global, Global Select or Capital Market, or a comparable national exchange (each a "national exchange"), for 180 consecutive days, then (i) the annual dividend rate on the Series D Preferred Stock will be increased to the Penalty Rate on the 181st day, and (ii) the holders of Series D Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on the board of directors. Such increased dividend rate and director service will continue for so long the Series D Preferred Stock is not listed on a national exchange.

        Penalties as a Result of Failure to Pay Dividends.    If, at any time, there is a dividend default because cash dividends on the outstanding Series D Preferred Stock are accrued but not paid in full for any monthly dividend period within a quarterly period for a total of four consecutive or non-consecutive quarterly periods, then, until we have paid all accumulated and unpaid dividends on the shares of our Series D Preferred Stock in full: (i) the annual dividend rate on the Series D Preferred Stock will be increased to the Penalty Rate commencing on the first day after the fourth quarterly period in which a monthly payment is missed, (ii) if we do not pay dividends in cash, dividends on the Series D Preferred Stock, including all accrued but unpaid dividends, will be paid either (a) if our common stock is then listed on a national exchange, in the form of fully-tradable registered common stock of our Company (based on the weighted average daily trading price for the 10 business day period ending on the business day immediately preceding the payment) and cash in lieu of any fractional share, or (b) if our common stock is not then listed on a national exchange, in the form of additional shares of Series D Preferred Stock with a liquidation value equal to the amount of the dividend and cash in lieu of any fractional share, and (iii) the holders of Series D Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors, in addition to those directors then serving on our board of directors, until we have paid all dividends on the shares of our Series D Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless we again fail to pay a monthly dividend during any future quarter.

        Optional Redemption.    We may not redeem the Series D Preferred Stock prior to March 21, 2014, except pursuant to the special redemption upon a Change of Ownership or Control discussed below. On and after March 21, 2014, we may redeem the Series D Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $50.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

        Special Redemption upon Change of Ownership or Control.    Following a "Change of Ownership or Control" of us by a person, entity or group, we (or the acquiring entity) will have the option to redeem the Series D Preferred Stock, in whole but not in part, within 90 days after the date on which the Change of Ownership or Control has occurred, for cash at the following price per share, plus accrued and unpaid dividends (whether or not declared), up to the redemption date:

Redemption Date	Redemption Price
Prior to March 20, 2012	$51.50
On or after March 20, 2012 and prior to March 20, 2013	$51.00
On or after March 20, 2013 and prior to March 20, 2014	$50.50
After March 20, 2014	$50.00

        Series D Ranking.    The Series D Preferred Stock will rank: (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series D Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as "junior shares", (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series D Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock), referred to as "parity shares", (iii) junior to our existing Series C Preferred Stock, which has been fully issued, (iv) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series D Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock), referred to, together with the Series C Preferred Stock, as "senior shares", and (v) junior to all our existing and future indebtedness.

        Liquidation Preference.    If we liquidate, dissolve or wind up our operations, the holders of our Series D Preferred Stock will have the right to receive $50.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other of our junior shares. The rights of the holders of the Series D Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares, including the Series C Preferred Stock.

        No Maturity or Mandatory Redemption.    The Series D Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions except for redemption at our option (or the option of the acquiring entity) under some circumstances upon a Change of Ownership or Control as described above or on or after March 21, 2014.

        Voting Rights.    Holders of the Series D Preferred Stock will generally only be entitled to vote on the authorization or creation of shares on parity with or ranking senior to the Series D Preferred Stock, certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of Series D Preferred Stock. However, if cash dividends on any outstanding Series D Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if we fail to maintain the listing of the Series D Preferred Stock on a national exchange for at least 180 consecutive days after the Series D Preferred Stock becomes eligible for listing on a national exchange, the holders of the Series D Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on our board of directors until such time as the Series D Preferred Stock becomes listed on a national exchange or the dividend arrearage is eliminated.

        No Conversion Rights.    The Series D Preferred Stock is not convertible into, or exchangeable for, any of our other property or securities.

  Special Voting Preferred Stock

        In connection with the NuLoch acquisition, MHR Exchangeco Corporation, our wholly-owned Canadian subsidiary, issued shares, which we refer to as Exchangeable Shares, to certain former security holders of NuLoch Resources, Inc. (now known as Williston Hunter Canada, Inc.) who were residents of Canada. Each Exchangeable Share is substantially the economic equivalent of a share of our common stock and is generally exchangeable on a one-for-one basis into shares of our common stock. In addition, to permit the holders of Exchangeable Shares to effectively cast votes along with holders of our common stock, we created and issued one share of special voting preferred stock, which we refer to as the Special Voting Preferred Stock, which was issued to a trustee appointed pursuant to a voting and exchange trust agreement between us, MHR Exchangeco Corporation and the trustee thereunder, which we refer to as the Trust Agreement.

        The share of Special Voting Preferred Stock has a par value of $0.01 per share. Except as otherwise required by applicable law, the share of Special Voting Preferred Stock is entitled to a number of votes equal to the number of outstanding Exchangeable Shares as of the record date for determining our common stockholders entitled to vote at such meeting or in connection with any applicable consent that are not owned by us or our affiliates, and as to which the holder of the share of Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement on all matters submitted to a vote of our common stockholders, including the election of directors. The holder of the share of Special Voting Preferred Stock and the holders of our shares of common stock will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law. The trustee will exercise the voting rights attached to the Special Voting Preferred Stock in accordance with the Trust Agreement. The holder of the share of Special Voting Preferred Stock will not be entitled to receive dividends from us and, in the event of our liquidation, dissolution or winding up, will not be entitled to receive any of our assets available for distribution to our common stockholders. At such time as the Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock will be cancelled and retired without further action by us, our board of directors or our stockholders and without the payment of any consideration in exchange for such cancellation. The holder of the share of Special Voting Preferred Stock does not have any rights to convert such share into, or exchange such share for, shares of any other series or class of our capital stock or our other securities or property.

  Other Series of Preferred Stock

        Pursuant to our certificate of incorporation, our board of directors has the authority without further action by our stockholders to issue one or more additional series of preferred stock. Our board of directors has the authority to fix the number of shares of any series of preferred stock and to determine the designation of any such series. Our board of directors is also authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of our board of directors originally fixing the number of shares constituting any series, our board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock or impairing the liquidation rights of our common stock.

        The prospectus supplement with respect to any issuance of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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  the liquidation preference, if any, and any accumulated dividends upon liquidation, dissolution or winding up of our affairs;

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  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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  the terms and conditions, if any, for conversion or exchange of the shares of preferred stock into or for shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities, including debt securities, or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  any voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        Any shares of preferred stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

        Certain provisions of Delaware law and our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

  Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board before the date the interested stockholder acquired the stock;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

  •
  on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

  Certificate of Incorporation and Bylaws

        In addition, some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders' best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

        Authorized but Unissued Shares.    The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

        Amendment to Bylaws.    Our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

        Advance Notice of Director Nominations and Matters to be Acted upon at Meetings.    Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

        Call of Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called only by our chairman, by a majority of our board of directors, by our chief executive officer, by our president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Limitation on Liability and Indemnification Matters

        Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders' derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        There is no currently pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Transfer Agent

        The transfer agent for our common stock and our preferred stock is American Stock Transfer & Trust Company, LLC. Its address is 16633 N. Dallas Parkway, Suite 600, Addison, Texas 75001, and its telephone number is (800) 937-5449 or (718) 921-8124.

Listing

        Our common stock is listed on the NYSE under the trading symbol "MHR," our Series C Preferred Stock is listed on the NYSE Amex under the trading symbol "MHR.PrC," and our Series D Preferred Stock is listed on the NYSE Amex under the trading symbol "MHR.PrD".

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC. If applicable, material U.S. federal income tax considerations relating to depositary shares will be described in the applicable prospectus supplement.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to holder's right to require us to repurchase the warrants upon a change in control; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled to:

  •
  vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of the Company.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the anti-dilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control; and

  •
  any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

        Each debt security, share of common stock or preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We expect to issue debt securities and depositary shares in book-entry form only. We may issue shares of common stock in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus and the applicable prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What is a Global Security?

        A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of these securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as "DTC";

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "Who is the Legal Owner of a Registered Security?";

  •
  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

  •
  The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form, but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing shares of preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

  •
  in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

  •
  any other circumstances specified for this purpose in the applicable prospectus supplement.

        If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:

  •
  directly to investors, including through a specific bidding, auction or other process;

  •
  to investors through agents;

  •
  directly to agents;

  •
  to or through brokers or dealers;

  •
  to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;

  •
  to one or more underwriters acting alone for resale to investors or to the public;

  •
  through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

  •
  exchange distributions and/or secondary distributions;

  •
  by delayed delivery contracts or by remarketing firms;

  •
  transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

  •
  through a combination of any such methods of sale.

        Our common stock and preferred stock may be issued upon conversion of debt securities or preferred stock. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:

  •
  the terms of the offering;

  •
  any underwriters, dealers or agents;

  •
  any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

        We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        If indicated in the applicable prospectus supplement, securities may also be offered or sold by a "remarketing firm" in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

        We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any sales effected through an "at the market" offering.

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the NYSE, and our Series C Preferred Stock and Series D Preferred Stock, which are listed on the NYSE Amex. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the "world wide web") or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

        In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities or certain other related legal matters may be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas, and for any agents, underwriters or dealers by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the offerings may also be passed upon for us by Paul M. Johnston, our Senior Vice President and General Counsel.

EXPERTS

        The financial statements of Magnum Hunter Resources Corporation as of and for the years ended December 31, 2009 and December 31, 2010, incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, as amended, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as experts in accounting and auditing.

        The financial statements of Magnum Hunter Resources Corporation as of and for the year ended December 31, 2008, incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, as amended, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as experts in accounting and auditing.

        The statement of revenues and direct operation expenses of the properties acquired from Quest Eastern Resources LLC and PostRock MidContinent Production, LLC as of and for the year ended December 31, 2009, incorporated into this prospectus by reference from our Current Report on Form 8-K filed with the SEC on March 9, 2011, have been audited by UHY LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as an expert in accounting and auditing.

        The financial statements of NGAS Resources, Inc. as of and for the years ended December 31, 2009 and December 31, 2010, incorporated into this prospectus by reference from our Current Report on Form 8-K filed with the SEC on March 9, 2011, have been audited by Hall, Kistler & Company LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as an expert in accounting and auditing.

        The financial statements of NuLoch Resources Inc. as of and for the years ended December 31, 2009 and December 31, 2010, incorporated into this prospectus by reference from our Current Report on Form 8-K filed with the SEC on March 9, 2011, have been audited by KPMG LLP, independent auditors, as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as an expert in accounting and auditing.

        The financial statements of Williston Hunter, Inc. as of and for the year ended December 31, 2010, incorporated into this prospectus by reference from our Current Report on Form 8-K filed with the SEC on January 13, 2012, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as an expert in accounting and auditing.

        Certain estimates of our proved oil and gas reserves incorporated by reference herein were based upon engineering reports prepared by Cawley, Gillespie & Associates, Inc., independent petroleum consultants. Certain estimates of NGAS Resources, Inc.'s proved oil and gas reserves incorporated by reference herein were based upon engineering reports prepared by Wright & Company, Inc., an independent petroleum consultant. Certain estimates of NuLoch Resources Inc.'s proved oil and gas reserves incorporated by reference herein were based upon engineering reports prepared by AJM Petroleum Consultants, an independent petroleum consultant. These estimates are incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is an important part of this prospectus and contains significant information about us, our business and our finances. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the information and documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

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  our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2010, including portions of our Proxy Statement for our 2011 Annual Meeting of Stockholders held on April 29, 2011 to the extent specifically incorporated by reference into such Form 10-K, as amended by Form 10-K/A;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the SEC on May 9, 2011, August 9, 2011 and November 9, 2011;

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  our Current Reports on Form 8-K filed on January 5, 2011, January 18, 2011, January 19, 2011, January 25, 2011, January 31, 2011, February 1, 2011, March 2, 2011, March 9, 2011, March 16, 2011, March 17, 2011, March 21, 2011, March 28, 2011, April 12, 2011, April 13, 2011, April 14, 2011, May 3, 2011, May 5, 2011, May 9, 2011, May 10, 2011, May 13, 2011, June 2, 2011, June 21, 2011, July 19, 2011, August 5, 2011, August 18, 2011, August 19, 2011, August 22, 2011, September 12, 2011, October 3, 2011, October 4, 2011, October 18, 2011, November 15, 2011, November 17, 2011, December 2, 2011, December 12, 2011 and January 13, 2012 and our Current Reports on Form 8-K/A filed on March 2, 2011, March 16, 2011, April 28, 2011 and May 25, 2011;

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  the description of our common stock included in the Form 8-A filed on August 25, 2006, and any amendment or report filed with the SEC for the purpose of updating such description;

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  the description of our Series C Preferred Stock included in the Form 8-A filed on December 10, 2009, and any amendment or report filed with the SEC for the purpose of updating such description;

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  the description of our Series D Preferred Stock included in the Form 8-A filed on March 16, 2011, and any amendment or report filed with the SEC for the purpose of updating such description; and

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  all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed "filed" with the SEC under such provisions.

        You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge, on the SEC's web site.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement or into such documents). Such requests may be directed to the Corporate Secretary, Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056, or you may call (832) 369-6986.

        In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated by reference exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement or in the documents incorporated by reference into the foregoing is accurate as of any date other than the date on the front of this prospectus or the date of the applicable prospectus supplement or other documents.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC's rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at www.magnumhunterresources.com. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus or any prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

MAGNUM HUNTER RESOURCES CORPORATION